Exhibit 10.15

GAS GATHERING AGREEMENT FOR NATURAL GAS ON THE EXPANSION GATHERING SYSTEM DATED AS OF JUNE 1, 2009 BETWEEN LAUREL MOUNTAIN MIDSTREAM, LLC AND ATLAS AMERICA, LLC, ATLAS ENERGY RESOURCES, LLC, ATLAS ENERGY OPERATING COMPANY, LLC, ATLAS NOBLE LLC, RESOURCE ENERGY, LLC, VIKING RESOURCES, LLC, ATLAS PIPELINE PARTNERS, L.P. AND ATLAS PIPELINE OPERATING PARTNERSHIP, L.P. SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED, AS MARKED BY THREE ASTERISKS (***), BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Redacted Copy]

Specific terms in this exhibit have been redacted, as marked three asterisks (***), because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission.

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 2

GAS GATHERING AGREEMENT

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THIS GAS GATHERING AGREEMENT (“Agreement”) is made and entered into by and between LAUREL MOUNTAIN MIDSTREAM, LLC, a Delaware limited liability company (“LMM”), and ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company, ATLAS ENERGY OPERATING COMPANY, LLC, a Delaware limited liability company, ATLAS AMERICA, LLC, a Pennsylvania limited liability company, ATLAS NOBLE LLC, a Delaware limited liability company, RESOURCE ENERGY LLC, a Delaware limited liability company, and VIKING RESOURCES, LLC, a Pennsylvania limited liability company (each individually a “Shipper” or collectively, the “Shippers”), and only as to Section 7, below, ATLAS PIPELINE PARTNERS, L.P. and ATLAS PIPELINE OPERATING PARTNERSHIP, LP (hereinafter “APL” and “APL Operating,” respectively).

RECITALS

A.	Shippers each own or control a supply of Gas that they desire LMM to Gather for Shippers’ account.

B.	LMM will be constructing a high-pressure natural gas gathering system and related facilities within the Area of Interest, which shall be generally referred to as the “Expansion Gathering System,” or “Gathering System,” and is willing to Gather such Gas for Shippers’ account on that system pursuant to the terms set forth herein.

C.	LMM and Shippers will simultaneously with this Agreement be entering into a gathering agreement for the gathering of natural gas on a low pressure system currently existing in the Area of Interest (the “Legacy Appalachian Gathering System”), which together with this Agreement constitutes the Parties’ entire agreement regarding gathering services in the Area of Interest.

D.	Capitalized terms used in this Agreement and not defined in the body hereof shall have the meanings ascribed to them in Exhibit “A” hereto and made a part hereof.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

AGREEMENT

1.	COMMITMENTS

1.1	Shippers’ Dedication.

(a)	Each Shipper, on behalf of itself, its Affiliates, and each Investment Program, dedicates to LMM for Gathering all of such Shipper’s, Shipper’s Affiliates’, and such Investment Programs’ present and future right, title, and interest in Gas, including without limitation Gas produced from such Shipper’s Existing Well Interests, Existing Third Party Well Interests and Investment Program Well Interests, from the Area of Interest, as described in Exhibit “B” (collectively “Shippers’ Gas”), provided that the following interests in Gas shall be excluded from dedication hereunder:

(i)	any Minority Interest in Subsequently Acquired Gas (as defined below) from any production or acreage in which Shipper neither controls nor operates the production. For purposes of this Section 1.1, a “Minority Interest” shall be any production or acreage in which any other party or parties, in the aggregate, not an Affiliate of Shipper owns a greater interest, by percentage, than Shippers;

(ii)	any interest in Subsequently Acquired Gas which, prior to acquisition by Shipper, is dedicated to or is flowing through another gathering system which is owned by an entity from whom Shipper acquired such interest in Gas (a “Producer System”), provided that such Gas will be dedicated to LMM in the event LMM purchases the Producer System in accordance with the terms of Section 2.4(c), below, or Section 2.5, as applicable;

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(iii)	any interest in Subsequently Acquired Gas which prior to acquisition is dedicated to a third party gatherer, provided that such Gas will be dedicated to LMM in the event LMM exercises its option in accordance with the terms of Section 2.4(c) or Section 2.5, as applicable, below; and

(iv)	those existing interests (including future interests in the areas of mutual interest described in the area of mutual interest agreements identified on Exhibit “F,” provided, however, that Shipper shall not agree to expand any such area of mutual interest from and after the Effective Date (as defined in Section 5, below), that are subject to any of the agreements or produced from any of the wells listed in Exhibit “F”.

It is understood and agreed between the parties that all interests in Gas as described above, unless expressly excluded in this Section 1.1, are dedicated to LMM by this Agreement, and by the Legacy Gathering Agreement. LMM, at its discretion, shall determine whether the Gas will be considered dedicated to this Agreement or to the Legacy Gathering Agreement. For the avoidance of doubt, to the extent any Shipper’s Affiliate ceases to be an Affiliate, such entity shall no longer be considered a “Shipper’s Affiliate” hereunder.

(b)	Each Shipper, for itself and its Affiliates, represents and warrants that it has the authority to make such dedication as to its Gas, and agrees that LMM may file memoranda of this agreement in local land records substantially in the form shown in Exhibit “G”. Each Shipper covenants that it will not request or solicit any potential seller of any interest in Gas to create any dedication of the Gas prior to Shipper’s acquisition. Shippers further warrant that the contracts listed on Exhibit “F” (other than the leases listed as being subject to the joint venture or farmout agreements listed on Exhibit “F”, in each case only to the extent the lessee under each such lease is not a Shipper or an Affiliate of a Shipper) have not been amended or otherwise modified in any way between April 1, 2009 and the Effective Date.

(c)	Each Shipper, for itself and its Affiliates, covenants that no subsequent transfer of any interest in its Gas shall be made without being made subject to this dedication obligation herewith. Each Shipper shall provide LMM prompt notice of any such transfer and shall obtain and provide to LMM transferee’s acknowledgement of the dedication. LMM may file memoranda of this Agreement in local land records substantially in the form shown in Exhibit “G” as of the Effective Date and as of the date of development and production of Gas.

(d)	Subject to the prior written consent of LMM, such consent not to be unreasonably withheld, each Shipper may remove acreage from the dedication obligation described in Section 1.1(a) above in connection with an acreage swap with a third party or third parties (“Removed Acreage”) provided (i) all of the acreage received by that Shipper in exchange for the Removed Acreage (the “Replacement Acreage”) is dedicated hereunder; (ii) all of the Replacement Acreage is within the Area of Interest; (iii) the area of such Replacement Acreage is, or the estimated reserves or resources included under the Replacement Acreage are equivalent or superior to the Removed Acreage, and (iv) the Replacement Acreage is located such that it will improve gathering efficiency. LMM agrees to file of record amendments to such memorandum, or execute filings of record at any Shipper’s reasonable request, to reflect such acreage swaps consented to by LMM.

(e)	Shippers and LMM acknowledge and agree that neither LMM nor Shipper shall have any obligation whatsoever hereunder with respect to Gas or acreage not subject to the foregoing dedication.

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1.2	LMM’s Gathering Service. LMM shall Gather on a Guaranteed Capacity basis that quantity of Shipper’s Gas, subject to the provisions set forth in Exhibit “E”, which is necessary to fulfill Shipper’s Scheduled Nomination(s) and Shipper’s commitment to provide Gathering Fuel, and subject to Force Majeure and Maintenance. LMM shall have the right to commingle Shipper’s Gas with other natural gas in the Gathering System. LMM shall build out the Gathering System, subject to Section 2.3 of this Agreement, to accommodate Shipper’s Gas drilled after the Effective Date of this Agreement.

1.3	Gathering Fuel. Shippers shall provide to LMM Shippers’ share of Gathering Fuel, which share shall be pro rated based on Shippers’ volumes of Gas Gathered hereunder as a proportion of the volumes of all Gas Gathered into the Gathering System. LMM shall give Shipper written notice of the Gathering Fuel percentage that will be in effect during the upcoming Month. This Gathering Fuel percentage shall be based on actual usage during periods of normal operation of the Gathering System during the previous Month, but may be adjusted by LMM when necessary to improve accuracy. LMM may utilize fuel percentages based on estimated use for any new Gathering System that has not been in operation for a full Month, which may be adjusted when necessary to improve accuracy and subject to the true up process described herein. On a Monthly basis, LMM shall adjust the Gathering Fuel percentage to equal the actual use of Gathering Fuel in the preceding Month.

In the event LMM utilizes electric power in lieu of gas fuel for operation of any of the LMM Facilities, Shipper’s fuel for such facility shall then be eighty-four percent (84%) of Shipper’s pro rata share of such power required, and shall be billed in addition to other fuel requirements or fees hereunder.

1.4	Gathering System Pressures. LMM shall make commercially reasonable efforts to maintain the Gathering System pressures for Shipper’s Gas received by LMM. LMM acknowledges that third parties may own and control Gas upstream of the compression facilities and that LMM shall, despite such third party Gas, make such effort to maintain the system pressures. In the event that LMM fails to maintain or fails to take action to maintain the Gathering System pressures as set forth in the Expansion Proposal, as such Expansion Proposal may be modified pursuant to Section 2.6(b), for thirty (30) Days in any forty-five (45) Day period, then, at Shipper’s election, (x) Shipper may construct such improvements as Shipper may deem necessary to remedy LMM’s failure to maintain the Gathering System pressures as set forth in the Expansion Proposal as may be modified pursuant to Section 2.6(b), in which case all Gas gathered through such improvement (which improvement shall be the sole property of Shipper) shall be Gathered by LMM at the Reduced Rate, or (y) each Well constrained by LMM’s failure and all Gas produced from such Well will no longer be subject to this Agreement. In the calculation of Gathering System pressures, LMM may exclude any Day when any of the following conditions occur (“Excluded Days”): (i) Force Majeure, (ii) Maintenance, or (iii) when Shipper’s Gas exceeds Shipper’s MDQ or does not meet the Gas Quality requirements in Exhibit “A” part C. For avoidance of doubt, no Excluded Days will be counted for purposes of determining the thirty (30) Day or forty-five (45) Day periods described above.

1.5	Full Capacity Area. Notwithstanding any other provision of this Agreement, for a period of *** years after the Effective Date, LMM hereby reserves for the sole benefit of the Shippers one hundred percent (100%) of the capacity of the Gathering System (as currently existing and in the future expanded) in the following townships located in ***, Pennsylvania: ***.

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2.	SERVICE OPTIONS

2.1	Increasing the MDQ. If it appears that the Daily quantity of Shipper’s Gas exceeds or is likely to exceed the MDQ, then Shipper shall provide LMM with such written information as necessary to confirm the amount by which the Daily quantity of Shipper’s Gas exceeds or is likely to exceed the MDQ (“Excess Quantity”) and shall request in writing an increase in the MDQ equal to the Excess Quantity. Failure of Shipper to give such written information and request to LMM shall not impair LMM’s option under this Section 2.1. LMM shall have the option to increase the MDQ by the Excess Quantity which it shall exercise, if at all, by providing written notice thereof to Shipper within ten (10) Business Days after LMM receives Shipper’s written information and request to increase the MDQ or at any time if Shipper does not give LMM such written information and request. If LMM determines that additional facilities will need to be constructed to increase the MDQ, then LMM shall deliver an Expansion Proposal (as defined in Section 2.6(a)) within thirty (30) Days of the date on which LMM was to have delivered written notice of the exercise of its option to increase the MDQ and thereafter, such Expansion Proposal will be subject to the terms of Section 2.6 and the applicable Project shall be deemed complete and the remaining drilling shall be deemed to be a new Project (as defined in Section 2.6(a)). If LMM exercises this option, then this Agreement shall be unilaterally amended by LMM to increase the MDQ by the Excess Quantity effective LMM the date LMM completes all facilities necessary to Gather the Excess Quantity on a Guaranteed Capacity basis. If LMM declines to exercise this option after receiving Shipper’s written information and request to increase the MDQ the Excess Quantity shall be released from dedication to LMM for Gathering under this Agreement.

2.2

Decreasing the MDQ. LMM may decrease the MDQ any time after this Agreement has been in effect for three (3) years if the average of Shipper’s Scheduled Nominations on a Daily basis over the ninety (90) Days immediately preceding fails to equal at least eighty percent (80%) of the MDQ. LMM shall provide written notice of the new MDQ to Shipper at least ten (10) Business Days before affecting the decrease, which notice by LMM shall unilaterally amend this Agreement on the eleventh (11th) Business Day after delivery or the date specified in the notice, whichever is later. In no event shall the new MDQ be lower than one hundred and ten percent (110%) of the average of Shipper’s Scheduled Nominations on a Daily basis over the ninety (90) Days immediately preceding.

2.3	LMM’s Obligation and Option to Receive Shipper’s Gas from Future Wells in the Area of Interest.

(a)	Future Connectable Wells in Area of Interest. If Shipper owns any right title or interest in Gas that is to be produced from any future Connectable Well in the Area of Interest, Shipper shall at its sole cost and expense construct a Flow Line from such Connectable Well to the Gathering System at a location to be determined by LMM to allow the connection to be made at a point with current or planned capacity sufficient for the expected production while attempting to minimize Shipper’s Flow Line length, but the timing of drilling such future Connectable Well will be within Shipper’s sole discretion. Such Flow Lines shall be the property of the owner of the associated well, and the Flow Lines and related facilities shall be operated and maintained by that owner. Subject to Shipper’s construction of a Flow Line, LMM shall connect the Connectable Wells to the Gathering System at the Receipt Point location agreed to by the parties. If LMM fails to connect such Flow Line to the Gathering System on the later of (i) the Day when the Flow Line is available, (ii) the Day the Flow Line is scheduled for connection as scheduled in the Drilling Plan for such Project as defined in Section 2.6 (or as otherwise reasonably scheduled by Shipper in consultation with LMM if not subject to a Drilling Plan), or (iii) the Day fracturing operations are scheduled to commence as scheduled in the Drilling Plan for such Project as defined in Section 2.6 (or as otherwise reasonably scheduled by Shipper in consultation with LMM if not subject to a Drilling Plan), then LMM shall waive the Gathering Fee for any Gas delivered to the Gathering System from such Flow Line *** Days for each Day that the connection is delayed; provided, however, that should such delay in connection last more than *** Days, then such Connectable Well and all remaining uncompleted wells in the Project will no longer be subject to this Agreement. This Agreement shall be amended to include the Receipt Point at which the Gas associated with each such Connectable Well will be received by LMM, which amendment shall be effective the date the well is connected to the Gathering System.

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(b)	Future Expansion Wells in Area of Interest. If during the term of this Agreement Shipper owns any right, title or interest in Gas that is to be produced from any future well that is not a Connectable Well in the Area of Interest, (each an “Expansion Well”), then Shipper shall, at least ten (10) Business Days prior to drilling the well, give LMM written notice identifying the name of the well, the location of the well, and a reasonable estimate of the well’s first date of production. Failure of Shipper’s Operator to so notify LMM shall not impair LMM’s rights under this Section 2.3(b). Such Expansion Well will be subject to the provisions of Section 2.6, below, provided that Shipper shall at its sole cost and expense construct the Flow Line up to a total of 2,500 linear feet from the wellhead. If Shipper, by constructing its portion of the Flow Line is able to bring the Flow Line to within 1,000 feet of the Gathering System, LMM shall have the obligation, not the option, to connect the Flow Line to the Gathering System.

2.4	LMM’s Option to Receive Shipper’s Subsequently Acquired Interest in Gas from Existing and Future Wells in the Area of Interest. If after the Effective Date Shipper acquires any right, title or interest in Gas that is being produced, or is to be produced, from any existing or future well in the Area of Interest, Shipper shall give LMM written notice identifying: Shipper’s right, title or interest in such Gas (“Subsequently Acquired Gas”); the name of the well; the location of the well; the well’s historical production or estimated future production; whether the well will require connection to the Gathering System in order for LMM to receive the Subsequently Acquired Gas; and whether the Subsequently Acquired Gas was acquired by Shipper subject to previously existing dedication (and if so provide LMM a copy of the agreement identifying the person or entity to whom it is dedicated and the remaining primary term of such previously existing dedication). Each Shipper covenants that it will not request or solicit any potential seller of any interest in Gas to create any dedication of the Gas prior to Shipper’s acquisition.

(a)	Existing Wells. If the Subsequently Acquired Gas is to be produced from an existing well that is not subject to previously existing dedication, then Shipper shall give LMM such written notice at least ten (10) Business Days (a “Business Day” is any Day that is not a Saturday, Sunday, or federal holiday) prior to the Subsequently Acquired Gas being produced for Shipper’s account. Failure of Shipper to so notify LMM shall not impair LMM’s option under this Section 2.4.

(b)	Gas Not Subject to Previously Existing Dedication. If the Subsequently Acquired Gas is not subject to previously existing dedication and is from a Connectable Well, such well shall be connected to the Gathering System consistent with the provisions of Section 2.3(a) above. If the Subsequently Acquired Gas is not subject to previously existing dedication but is from an Expansion Well, then such Expansion Well will be subject to the provisions of Section 2.3(b), above.

(c)	Gas Subject to Previously Existing Dedication. If the Subsequently Acquired Gas is subject to a previously existing dedication to a Third Party Gathering System at the time Shipper acquires the Gas, Shipper shall give LMM an additional *** Days’ written notice preceding the expiration or termination of the primary term of the previously existing dedication. *** Subsequently Acquired Gas as described in this paragraph 2.4(c) shall be connected to the Gathering System at LMM’s sole cost and expense (including, without limitation, the cost of any Flow Line), which cost and expense will not be subject to the provisions of Section 2.8, below.

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2.5	Acquisition of Target Business.

(a)	If Shipper identifies a possible acquisition of interests in production or acreage that would fall within the Area of Interest, whether by acquiring assets or equity interests with respect thereto (a “Target Business”), and if the Gas from the interests in the Target Business is gathered by a Producer System (“Gathering Assets”) that will be acquired in connection with Shipper’s proposed acquisition of the Target Business (the “Proposed Acquisition”), Shipper shall give LMM written notice (the “Offer Notice”) of the Proposed Acquisition as soon as practicable, but in any event not less than *** Days prior to making any binding offer in respect of the Proposed Acquisition. The Offer Notice shall identify (i) the Gathering Assets, (ii) the proposed seller of the Gathering Assets, (iii) the anticipated schedule to be followed in the Proposed Acquisition transaction, including, without limitation, the date on which Shipper intends to make its offer in respect of the Proposed Acquisition (as determined by Shipper, but in any event such anticipated offer date shall be no earlier than *** Days from the date of the Offer Notice) and (iv) any other information that may be necessary for the parties to evaluate whether to jointly pursue the Proposed Acquisition (for the avoidance of doubt, LMM shall have no right to pursue any Proposed Acquisition separately from Shipper absent the prior written consent of Shipper, which shall not be unreasonably withheld). Not less than *** Days prior to the date identified by Shipper as the date Shipper will make its offer in respect of the Proposed Acquisition, LMM shall notify Shipper of whether it has elected to offer to participate in the Proposed Acquisition and the terms of LMM’s offer (including, without limitation, if there is no gathering fee and no allocation by seller upon which to determine a gathering fee for Gas Gathered on the Gathering Assets following the closing of the Proposed Acquisition, LMM’s proposed gathering fee for the time period following the closing of the Proposed Acquisition); failure by LMM to timely make an offer to participate shall be deemed to be an election by LMM not to participate in the Proposed Acquisition. Shipper may either accept or reject LMM’s timely offer in its sole discretion. If LMM elects not to participate, then LMM shall not have any rights in respect of the Proposed Acquisition or the Target Business.

(b)	In the event the nature of the Proposed Acquisition requires that an offer be made by Shipper before the expiration of *** Days from the date of Shipper’s Offer Notice, Shipper shall include such statement in its Offer Notice, and Shipper and LMM shall attempt to negotiate a shorter time period by which LMM has to elect to participate in the Proposed Acquisition. If the parties cannot agree on a shorter time period, Shipper shall have the right to proceed with its offer, provided that if Shipper is successful in acquiring the Target Business, LMM and Shipper may, following Shipper’s closing on the Target business, continue to discuss under what terms LMM may be allowed to purchase the Producer System that is part of the Target Business.

(c)	Exception for Marcellus Shale Formation Gas. Any Gas produced from the Marcellus Shale formation from wells spudded following Shipper’s acquisition of the Target Business and within the acreage acquired as part of the acquisition of the Target Business shall be subject to the dedication described in Section 1.1 above.

(d)	Limitation on Operation of Gathering Assets by Shipper. In the event that LMM does not participate with Shipper in a given Proposed Acquisition pursuant to this Section 2.5, Shipper may acquire, own and operate such Gathering Assets; provided, that Shipper (i) may utilize such Gathering Assets solely to gather Gas produced from wells on the acreage acquired by Shipper in the related Proposed Acquisition and may not transport any third-party volumes through such Gathering Assets except to the extent that such third-party Gas was being transported on the Gathering Assets prior Shipper’s acquisition of the Gathering Assets, and (ii) may not expand or improve the operating capacity of such Gathering Assets except to the extent necessary to Gather Shipper’s Gas from the acreage acquired as part of Shipper’s acquisition of the Target Business.

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2.6	Gathering System Expansions.

(a)	Shippers shall provide to LMM at the start of each calendar quarter a plan forecasting drilling and development activity within the Area of Interest for the immediately ensuing *** Months (the “Scoping Plan”) and a plan forecasting drilling and development activity for the immediately ensuing *** Months (the “Drilling Plan”) (together the “Scoping Plan” and the “Drilling Plan” may be referred to as the “Plans”). Each Drilling Plan shall include a description of each individual project (which may be limited to a single well, each a “Project”), which Project description shall at a minimum include***; and any other information reasonably requested by LMM. Upon request, and provided such document is available, Shipper shall provide LMM with a copy of any of Shipper’s authority for expenditure documents relating to any well or Project. The parties shall meet no less frequently than once a Month to review the Plans, discuss any changes to the Plans, and to discuss alternatives with regard to the possible expansion of LMM’s Gathering System. Upon receipt of the Drilling Plan, LMM shall, within *** Days, provide Shippers for each Project described in the Drilling Plan, either a proposal (the “Expansion Proposal”) outlining the recommended facilities to be installed in order to Gather Shippers’ Gas from a Project (the “Expansion”) or, at LMM’s election, notice to Shipper that it has elected to not expand the Gathering System to connect a Project. The Expansion Proposal for each Project with respect to which LMM has elected to build an Expansion will include (i) a detailed description of the facilities that will comprise the Expansion, including without limitation ***, (ii) all hydraulic modeling results and assumptions relating to the Expansion; (iii) ***; (iv) the estimated throughput capacity of the Expansion; (v)***, (vi) construction milestones including the date on which construction of the Expansion will commence, the date for completion of installation of all proposed compression and processing plants, if any, to be included in the Expansion, and the date on which the expanded Gathering System will be available to receive the Gas and (vii) any other information reasonably requested by Shipper.

(b)	Upon receipt of each Expansion Proposal, Shippers shall have *** Days to either:

(i)	accept the recommendations as presented in an Expansion Proposal, in which case LMM shall proceed with the development and construction of the Expansion as described in the Expansion Proposal, and Shippers shall be liable for the recovery of the costs to construct the facilities as set forth in Section 2.8, above; or

(ii)	reject the recommendations as presented in an Expansion Proposal, and instead propose an alternative(s) to the recommendations as proposed. If Shippers propose an alternative to the recommended facilities and construction plan, LMM shall have the option, within *** Business Days to either:

(A)	elect to build the Expansion in accordance with Shipper’s proposed alternative;

(B)	work with Shippers to revise the recommendation into a mutually agreeable alternative;

(C)	reject the alternative and elect to construct LMM’s originally recommended facilities, provided that in this instance, LMM’s recovery pursuant to Section 2.8 shall be limited to the estimated cost of Shippers’ alternative; or

(D)	reject the proposed alternative without electing to construct either LMM’s or Shippers’ recommendations, and instead opt to enlist a neutral third party (Project Arbitrator) to determine which of the conflicting alternatives is based upon the most optimal system design that is specific to the Project for which the recommendations were proposed in terms of cost and scope of the Project, taking in to account the cost to Shipper to connect to the Legacy Gathering System, the Marcellus Gathering System, or a third party. The Project Arbitrator shall be chosen by agreement between LMM and Shippers and shall have relevant engineering and project development experience in the natural gas industry. Shippers and LMM will each pay one-half of the cost of the Project Arbitrator. Shipper and LMM shall each provide their proposed recommendations to the Project Arbitrator upon his or her retention and shall meet together with the Project Arbitrator at a time designated by such Project Arbitrator, which time shall be within *** Days of his or her retention (or such other time as LMM and Shipper may agree) to present their respective recommendations, and the Project Arbitrator shall have *** Days to choose one or the other of the recommendations. The Project Arbitrator shall have no authority to revise either recommendation prior to selection, but must make his or her selection on the basis of the recommendations presented by LMM and Shippers. If the Project Arbitrator chooses Shipper’s recommendation, then LMM shall construct the Expansion in accordance with the selected recommendation and the recovery of the costs of construction pursuant to Section 2.8 shall be limited to the estimated cost of Shipper’s recommendation as chosen by the Project Arbitrator, but if Shipper’s recommendation is based upon connecting to a third party, then LMM may nonetheless elect to construct LMM’s originally recommended Expansion, provided that in this instance, LMM’s recovery pursuant to Section 2.8 shall be limited to ***.

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(c)	If LMM fails to construct the Expansion in accordance with the schedule described in the Expansion Proposal as such Expansion Proposal may be modified pursuant to Section 2.6(b), above, then after a well is ultimately connected, Shipper shall pay the Reduced Fee for a period that equals ***. Notwithstanding the foregoing, if such well remains unconnected for *** Days beyond the scheduled completion date, then Shipper will have the option to either connect the well to the Gathering System at its own cost and expense and pay the Reduced Fee thereafter or such gas shall be released from dedication hereunder.

(d)	If the constructed Expansion materially fails to perform in accordance with the Expansion Proposal, as the Expansion Proposal may be modified pursuant to Section 2.6(b), above, but excluding failures by LMM to maintain the Gathering System pressures as set forth in the Expansion Proposal, as such Expansion Proposal may be modified pursuant to Section 2.6(b), for which Shipper would be covered under Section 1.4, then Shipper shall pay the Reduced Fee during any period of such nonperformance and thereafter return to the Gathering Fee set forth in Exhibit “E”. Notwithstanding the foregoing, if such expansion continues to materially fail to perform for *** Days in the aggregate in any *** Day period, then Shipper will have the option to either (i) continue to cause Gas to be Gathered through the nonperforming expansion into the Gathering System at the Reduced Fee during the time of nonperformance, (ii) construct at its own cost and expense a separate connection to the Gathering System to Gather the Gas that the nonperformance of the expansion stranded from the Gathering System, and pay the Reduced Fee with respect to such Gas, or (iii) remove such Gas from the dedication.

2.7	Connections where LMM Elects to Not Connect well in Drilling Plan. If LMM does not exercise its option to connect an Expansion Well (including where such Expansion Well is not part of a Project), then LMM will be deemed to have elected not to connect such Expansion Well or Project to the Gathering System. If LMM elects not to connect an Expansion Well or Project to the Gathering System, then Shipper may, in Shipper’s sole discretion, connect such Expansion Well or Project, at its sole cost and expense, to: (i) the Gathering System, subject to the terms and conditions of this Section 2.7; or (ii) to a third party, provided that any such Expansion Well or Project connected to a third party will no longer be subject to this Agreement. For the avoidance of doubt, if LMM does not exercise its option to connect an Expansion Well that is part of a Project, then the foregoing remedy described in Section 2.7 (i) and (ii) shall apply to that well and to all remaining uncompleted wells in the Project. If Shipper elects to connect such Expansion Well or Project to the Gathering System, then, when Shipper has developed a reasonable estimate for the connection of such Expansion Well or Project (“Shipper’s Estimate”), Shipper shall provide the Shipper’s Estimate to LMM, and LMM shall have *** Days to elect to connect such Expansion Well or Project, as the case may be, on the basis of Shipper’s Estimate. If LMM again chooses to not make the connection after review of Shipper’s Estimate, and if Shipper elects to proceed to connect such Expansion Well or Project to the Gathering System, Shipper shall pay to LMM only the Reduced Fee as set forth in Exhibit “E” for all volumes from such Expansion Well or Project which are received into the Gathering System through the Shipper-constructed connection. Shipper shall retain title to all Flow Lines or other lines and equipment installed by Shipper in order to connect such Expansion Well or Project in accordance with this Section 2.7. In the event there is any increase in the drilling activity within *** years of Shipper connecting to the Gathering System which results in a greater number of wells within the area of connection constructed by Shipper hereunder, or if the ratio of the wells’ formations or depth objectives (e.g., Devonian or Marcellus) varies from that shown in the Drilling Plan, then LMM shall have option to purchase such gathering assets for ***. Should LMM purchase such gathering assets, Shipper shall pay the Gathering Fee set forth in Exhibit “E”.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 11

2.8	Recovery of Costs.

(a)	If LMM connects an Expansion Well to the Gathering System in accordance with Section 2.6, and after the *** Months following the connection (“Recovery Period”), to the extent LMM’s Actual Cost exceeds the Recovered Cost (as defined below), LMM shall be entitled to recover its Actual Cost from Shipper. LMM’s “Recovered Cost” shall be determined by multiplying the allocated volumes of Gas from Shippers and third parties, in Dth, Gathered by LMM during the Recovery Period by the Gathering Fee and multiply that product by ***. If at the end of the Recovery Period the Recovered Cost is less than the Actual Cost, Shipper shall, within *** Days of the receipt of a statement from LMM detailing LMM’s Actual Cost, pay LMM an amount equal to the difference between the Actual Cost and the Recovered Cost, with such difference being divided by ***, to the extent that Shipper does not dispute LMM’s calculation of its Actual Cost. If this Agreement should terminate or expire prior to the end of the Recovery Period for the well and the Recovered Cost through such termination or expiration is less than the Actual Cost, Shipper shall, within *** Days of the receipt of a statement from LMM, pay LMM an amount equal to the difference between the Actual Cost and the Recovered Cost, to the extent that Shipper does not dispute LMM’s calculation of its Actual Cost. For purposes of this Section 2.8, “Actual Cost” shall be defined as the actual third-party costs incurred by LMM to connect the Expansion Well, but shall be limited to the facilities on and installation of pipeline *** inches (***”) in diameter or less upstream of any compression facilities on the Gathering System.

(b)	Shipper shall make a good faith effort to timely complete each Project. In the event LMM has incurred costs building an Expansion to connect a Project, which costs are not otherwise subject to Section 2.8(a), and if Shipper fails to complete such Project in good faith, then LMM shall have the right to recover its direct costs allocated to Shipper in accordance with Section 2.6(a) incurred in connection with building the Expansion for the Project, as described in Section 2.8(a), subject to LMM’s obligation to mitigate such costs. Notwithstanding the foregoing, LMM shall have the right to recover its costs as described in this Section 2.8(b) in the event Shipper does not complete a Project due to any reason other than (i) an adverse change in the economics of the Project, (ii) an event of Force Majeure, including without limitation and in addition to any other definition of Force Majeure herein, regulatory limitations, deficiencies in title or other impediments to access, inability to market gas (provided such inability is outside the reasonable control of Shipper and can be cured at reasonable cost to Shipper), gas quality, or unexpected geological conditions, or (iii) any act of or failure to act by LMM. For purposes of this Agreement, the phrase “an adverse change in the economics of the Project” shall mean that the Project, as set forth in the relevant Drilling Plan and modified as required by then-current assumptions relating to operating parameters, Gas pricing and other considerations adversely affecting the Project, does not have a positive after-tax net present value (i) when the analysis is performed using the criteria outlined in Exhibit “H”, (ii) using a *** percent (***%) discount rate and (iii) using a per annum Gas price assumption equal to the average *** price adjusted for any basis differential then in effect at the time of determination fixed for the useful life of each well in the Project.

2.9	Standard of Construction and Operation. All Flow Lines and well connections performed by Shipper to Shipper wells and to the Gathering System shall be in accordance with industry standards and consistent with the methods and standards employed with respect to other wells connected to the Gathering System. Any such well shall be required to adhere to all of the operating, safety, pressure, and measurement provisions contained in this Agreement or otherwise reasonably required by LMM from time to time in the ordinary course of LMM’s gathering business.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 12

2.10	Shipper’s Liability for Failure to Abide by Dedication. Unless LMM ultimately declines to exercise any option to connect any well under this Article 2, or such wells have been released from dedication pursuant to this Agreement, Shipper shall be liable to LMM for any and all damages resulting from Shipper’s connection of wells to any gathering system other than the Gathering System.

2.11	Initial Drilling Plan and Initial Connection Plan. The parties agree that the initial Drilling Plan attached hereto as Exhibit “I-1” and the initial connection plan attached hereto as Exhibit “I-2” (the “Initial Connection Plan”) establish the preliminary, to-be-agreed upon activities and schedule for the period described therein (for the avoidance of doubt, and not withstanding anything else in this Agreement to the contrary, Exhibits “I-1” and “I-2” need not necessarily cover a twelve (12) Month period). Those portions of the Initial Connection Plan addressing Expansion Wells (if any), shall be deemed to be a timely given and fully accepted Expansion Proposal for the period described in Exhibit “I-2” once such Initial Connection Plan is mutually agreed upon by the parties.

3.	CONDITIONING OF GAS

3.1	Gas Failing to Meet Certain Specifications. In the event that Shipper’s Gas does not meet the quality specifications set forth in Exhibit “A”, part C of this Agreement, LMM shall, without cost to Shipper or LMM, blend such Gas with existing production so that the Gas meets the applicable specifications or, in the event blending does not resolve the issue, LMM may shut in the well or wells from which the off-specification Gas is produced and provide Shipper with a temporary release from dedication under this Agreement with respect to such wells.

3.2	Installation of Conditioning Facilities by LMM. LMM shall provide written notice to Shipper within *** Days following the receipt of all information that LMM has reasonably requested that Shipper provide (which request shall be made within *** Business Days of the Day on which the well or wells were shut-in pursuant to Section 3.1 above) to evaluate whether the construction of facilities or the utilization of existing available facilities (either owned by LMM or by any third party) is necessary to bring Gas back into the required specifications. If LMM fails to timely provide notice to Shipper as set forth above, Shipper’s Gas which has been shut in shall be released from dedication hereunder. In the event LMM elects to construct and operate conditioning facilities to handle the off-specification Gas, or otherwise utilizes existing available facilities, LMM may choose on a well-by-well basis to condition the Gas either (a) on a Dth/keep whole basis, in which case LMM shall retain the natural gas liquids processed from Shipper’s Gas and will make available for Shipper’s account one hundred percent (100%) of Shipper’s allocated plant inlet Dth at the Delivery Point(s) (in which case, LMM shall install sampling mechanisms at each plant inlet and draw samples from the Gas at each plant inlet at least semi-annually, and Shipper shall also have access to such sampling mechanisms to draw samples in its discretion) or (b) for a fee, which conditioning fee shall be sixteen percent (16%) of the sale of the processed natural gas liquids. If LMM elects to condition Shipper’s Gas on a keep whole basis, as described above, and if gas is unavailable for LMM to deliver to Shipper’s account in order to keep Shipper whole, then LMM may make payment to Shipper to account for the dekatherms of Shipper’s Gas that were shrunk out of the processing of Shipper’s Gas with reference to pricing and volumes at the relevant Delivery Point; provided, however, that in no event shall LMM remove natural gas liquids to the extent that Shippers’ Gas delivered at any Delivery Point is below the minimum heating value specification, if any, required by the Interconnecting Pipeline at such Delivery Point. Regardless of the conditioning option chosen by or for LMM, Shipper shall continue to pay the Gathering Fee on the Gas conditioned.

3.3	Failure by LMM to Condition. LMM shall use commercially reasonable efforts to diligently pursue installation of conditioning facilities or the use of existing facilities (including third party facilities) where such installation or utilization has been determined to be necessary. If, after the later of (a) *** Months of the wells first being subject to temporary release, or (b) *** Months after receiving the required permits for the installation of conditioning facilities, the wells are still subject to temporary release as set forth in Section 3.1, above, and LMM is not conditioning all of the off-specification Gas in order to bring the Gas in compliance with the applicable specifications set forth in Exhibit “A”, part C, the wells which are producing the off-specification Gas shall be permanently released from dedication hereunder upon written notice from Shipper.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 13

3.4	Processing Facilities. When it appears that certain wells or Projects will likely require processing of the Gas for removal of commercially viable volumes of natural gas liquids, Shipper will include such anticipated processing requirements in the Plans and the Project descriptions as provided in Section 2.6. LMM shall have the exclusive option to provide processing services to Shippers for the proposed Projects as follows. If LMM elects to install Processing Facilities under a Project described pursuant to Section 2.6 to provide processing services, or to provide processing services through utilization of existing facilities (including third party facilities), it shall so notify Shippers in its Expansion Proposal (provided that Shipper has given LMM all information reasonably requested by LMM to make an informed decision). Prior to the commercial operation of the processing facilities, LMM shall designate, in its sole discretion, whether the processing services shall be provided pursuant to a Dth/keep whole structure or a percent of liquids structure, at LMM’s sole option.

(a)	If LMM elects to process Shipper’s Gas pursuant to the Dth/keep whole structure, LMM will retain one hundred percent (100%) of the natural gas liquids Processed from Shippers’ Gas and LMM will either (i) deliver one hundred percent (100%) of Shippers’ allocated plant inlet Dth to the Delivery Points(s) or (ii) make a cash payment to Shippers equal to the wholesale market price for natural gas at the time and the location, multiplied by the Dths of Shippers’ Gas that were consumed as Shrink in the processing of Shippers’ Gas during the prior Month. Such processing will be performed under a separate agreement mutually acceptable to Shipper and LMM.

(b)	If LMM elects to process Shipper’s Gas under a percent of liquids structure, Shippers shall receive *** percent (***%) of the gross plant products processed from Shippers’ Gas and Shippers shall provide *** percent (***%) of the shrink attributable to the gross plant products processed from Shippers’ Gas. Such processing will be performed under a separate agreement mutually acceptable to Shipper and LMM.

Regardless of the processing option chosen by LMM, Shipper shall continue to pay the Gathering Fee on the Gas processed.

If LMM elects to not process Shippers’ Gas for wells associated with the proposed Project, then Shippers may seek processing services from a third party provider, and the Gas associated with that Project shall be released from dedication hereunder.

4.	ELECTRONIC FLOW MEASUREMENT

4.1	EFM Service Commitment. At Shippers’ expense, Shippers shall install, maintain, calibrate, own and operate electronic flow measurement (“EFM”) on all new well connects. LMM shall have the right to specify the type of EFM installed provided that the EFM specified is in general use in the industry.

4.2	EFM Equipment and Installation Specifications. All EFM installed by Shippers shall remain the property of Shippers. The EFM so installed shall comply with the specifications set forth in API MPMS Chapter 21.1, all applicable API codes and regulations and all applicable regulatory requirements.

4.3	Operational Data Access. Shipper shall have access to operational EFM data from EFM sites via LMM’s AMIGO data interface system or file transfer. LMM shall update the operational EFM data approximately hourly. Such operational data shall include meter identification, date, time, gas temperature, static pressure, differential pressure, total Mcf for the current Month, average Mcf per Day for the current Month, instantaneous Mcf per Day and cumulative flows for the previous twenty-four (24) hour period. The parties hereto recognize and accept that such operational EFM data may differ from the actual data used for custody transfer purposes.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 14

4.4	Maintenance of EFM Equipment. Shippers shall be responsible for the maintenance and operation of the EFM equipment at each EFM Site. Shippers’ maintenance and operations shall conform to the specifications set forth in API MPMS Chapter 21.1 and all applicable regulatory requirements.

4.5	[Intentionally Deleted]

4.6	[Intentionally Deleted]

4.7	LMM’s Use of Shipper’s Radio Facilities. LMM and Shipper recognize that certain radio transmission limitations may exist in the area where many EFM Sites are located and that LMM’s use of existing LMM radio towers may not access all of Shippers’ EFM Sites. To provide the EFM service contemplated herein, Shipper will allow LMM to utilize Shipper’s radio facilities, excluding the use of the actual radio frequencies, for the sole purpose of receiving and/or transmitting EFM data; provided, however, that such use does not cause interference in Shipper’s radio reception or transmission. LMM shall provide its own electrical power source if Shipper’s radio facilities are not served by a commercial power utility. LMM shall secure all local, state and federal permits required for the operation of such radio systems.

4.8	Exclusion of Certain Damages Related to EFM. Neither party shall be liable to the other party for any special, incidental, exemplary or consequential damages arising from, or as a result of, any delay, omission or error in the transmission or receipt of any information pursuant to this Section 4.8 even if either party has been advised of the possibility of such damages, and regardless of fault.

5.	STATEMENTS AND PAYMENT

5.1	Report and Statement by Shipper. Where CTM is not being performed by LMM, Shipper shall report to LMM (a) the Day(s) of production, the Month and year in which such production is to be recognized, Mcf pressure base, Btu pressure base, Daily Mcf, Daily Btu, Daily Dth and quality of Shipper’s Gas and (b) the Gross Sales Price (as defined in Exhibit “E”) and the amount and calculation of any Gathering Fee determined using the Gross Sales Price, together with reasonable and appropriate supporting documentation. Such report shall be transmitted to LMM electronically or via facsimile on or before the *** Business Day of each Month for Shipper’s Gas delivered to LMM during the preceding Month. Shipper shall also send to LMM via mail on or before the *** Business Day of each Month a written statement confirming such report. Any adjustments to such report shall be sent as a net adjustment identified by the Day of production. LMM may request an additional Monthly electronic audit file with all of the hourly, daily, configuration and event/alarm data.

5.2	Statement by LMM. On or before the *** Day of each Month, LMM shall send Shipper electronically and/or via mail a statement setting forth the following:

(a)	The number of Dth of Shipper’s Gas received by LMM at the Receipt Point(s) during the preceding Month;

(b)	The number of Dth delivered by LMM for Shipper’s account to the Delivery Point(s) during the preceding Month;

(c)	The number of Dth of Shipper’s Gas retained by LMM as Gathering Fuel during the preceding Month;

(d)	The Imbalance for the preceding Month and cumulative Imbalance for all preceding Months;

(e)	The fees and any other amounts due and payable by Shipper for services rendered during the preceding Month(s); and

(f)	Any interest due and payable.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 15

5.3	Payment by Shipper. LMM shall provide Shipper with the necessary information and authorization to allow electronic payment to LMM’s designated account. On or before the ***, Shipper shall remit payment electronically for all amounts due LMM as set forth on the statement described in Section 5.2. If the *** is a Saturday, Sunday or legal holiday, then payment shall be *** Day of the Month on a Day which is not a Saturday, Sunday or legal holiday.

5.4	Notice. Any notice called for in the Agreement shall be in writing and shall be considered as having been given if delivered personally, by mail, by fax, or by express courier, postage prepaid, by either party to the other at the addresses given below or by electronic means. Routine communications, including Monthly statements, shall be considered as duly delivered when mailed by ordinary mail. Unless changed upon written notice by either party, the addresses are as follows:

LAUREL MOUNTAIN MIDSTREAM, LLC

***

Notices and Statements to Shipper:

***

With a copy to:

***

6.	TERM

This Agreement shall become effective June 1, 2009 (“Effective Date”) and continue through the later of (a) for so long as Gas is produced or able to be produced from any well on Shipper’s Existing Well Interests, Future Well Interests, Existing Third Party Well Interests, or Investment Program Well Interests in economic quantities without a lapse of more than *** Days; (b) as long as Gas which is Subsequently Acquired Gas is produced or able to be produced from wells within the Area of Interest subject to this Agreement in economic quantities without a lapse of more than *** Days; or (c) so long as any Shipper has any interest in or controls reserves within the Area of Interest.

7.	ASSIGNMENT OF RIGHTS

7.1	Successors and Assigns. This Agreement shall be binding upon and, subject to the limitations on transfer hereafter provided, inure to the benefit of the respective, successors and assigns of the parties, and this Agreement and the terms and provisions hereof shall constitute covenants running with the land.

7.2	Restrictions on Assignment. Except as expressly provided in this Article and in Section 1.1 above, no Party may transfer this Agreement or any of its rights hereunder or interest(s) in the leases dedicated hereunder. Any transfer or attempted transfer not in accordance with this Agreement shall be wholly void and shall not be recognized for any purpose, and the party attempting the transfer shall remain liable and a party hereto just as if no attempted transfer had been made, and all of the parties shall continue to deal with the party purporting to transfer to the exclusion of the purported transferee.

7.3	Permitted Transfers by LMM. Subject to compliance with Section 6.5 herein, (i) LMM may transfer all, but not less than all, of its rights, titles and interests under this Agreement to an Affiliate without the approval of the other parties, (ii) ***; and (iii) LMM may transfer all, but not less than all, of its rights, titles and interests under this Agreement to any other person that is not an Affiliate upon the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned nor delayed.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 16

7.4	Permitted Transfers by Shippers. Except for acreage swaps described in Section 1.1(d) above, and subject to compliance with Section 7.5 herein, (i) a Shipper may transfer any of its rights, titles and interests under this Agreement and in the Gas subject to dedication hereunder to an Affiliate without the prior approval of LMM, and (ii) a Shipper may transfer all, but not less than all, of its rights, titles and interests under this Agreement and in the leases subject to dedication hereunder to a person that is not an Affiliate upon the prior written consent of LMM, which consent shall not be unreasonably withheld, conditioned nor delayed; provided, in no event may a Shipper make any transfer of this Agreement or its interest in the Gas subject to dedication hereunder which would have the effect of separating the rights and obligations of such Shipper hereunder from such Shipper’s ownership of its interest in the Gas dedicated hereunder.

7.5	Other Conditions for Transfer. Except for acreage swaps described in Section 1.1(d) above, and notwithstanding the provisions of Section 7.3 and 7.4, no transfer of any interest hereunder shall be effective or recognized unless the transferee expressly assumes and agrees to discharge all of the obligations of the transferor under this Agreement applicable to the party whose interest is transferred. Any such assumption and agreement to discharge shall be by appropriate written instrument for the express benefit of, and enforceable by, LMM (in the case of a transfer by a Shipper) or by the Shippers (in the case of a transfer by LMM), as may be applicable. If a transfer fully complies with all of the requirements of this Section, the transferor party shall be relieved of all obligations and liabilities under this Agreement pertaining to the period after the effective date of such transfer, but in no event shall the transferor party be relieved of any obligations under this Agreement pertaining to the period prior to the effective date of such transfer. No transfer by a party shall be binding or effective upon the other parties until the first Day of the Month next following receipt of written notice of such transfer by all other parties, together with transferor’s and transferee’s compliance with all other terms and provisions of this Section 7.5.

7.6	Definition and Other Provisions. For the purposes of this Section 7, “transfer” shall include any sale, assignment or other transfer, whether voluntary or involuntary, by operation of law or otherwise, provided it shall not include the grant of a lien or security interest on a Shipper’s interest hereunder so long as the same shall remain inferior to the rights of LMM, but it shall include any transfer by reason of foreclosure or other realization upon such lien and security interest.

8.	EXHIBITS AND SCHEDULES

This Agreement incorporates and is subject to the following Exhibits:

Exhibit	First Reference	Content
Exhibit “A”	Recital D	Standard Terms and Conditions
Exhibit “B”	Section 1.1(a)	Area of Interest
Exhibit “C”	Section A.28	Shipper’s Existing Well Interests
Exhibit “D”	Section A.9.A	Delivery Points
Exhibit “E”	Section 1.2	I. MDQ
II. Gathering Fee for Shippers’ Gas
Exhibit “F”	Section 1.1(a)(iv)	Excluded Interests
Exhibit “G”	Section 1.1(b)	Memorandum of Contract Form
Exhibit “H”	Section 2.8(b)	Criteria for Determining “A Change in the Economics of the Project”
Exhibit “I-1”	Section 2.11	initial Drilling Plan
Exhibit “I-2”	Section 2.11	Initial Connection Plan

9.	SUPERSEDED AGREEMENT

As of the Effective Date, each of the Shippers, APL and APL Operating (collectively the “Terminating Parties”) agree that the following agreement shall be terminated and of no further force or effect as to any Person:

Omnibus Agreement dated February 2, 2000, as amended

Master Gathering Agreement dated February 2, 2000, as amended

Natural Gas Gathering Agreement dated January 1, 2002, as amended

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 17

Each of the Terminating Parties shall indemnify LMM from and against any claim arising from or related to the foregoing terminations, including without limitation any claim that such terminations are in breach of any other agreement or ineffective as to any person or provision of the terminated agreements.

10.	JOINT AND SEVERAL OBLIGATIONS

10.1	Joint and Several Liability and Indemnity. Each Shipper acknowledges and agrees that it shall be jointly and severally responsible for the payment, performance, and discharge of the obligations of all Shippers under this Agreement. If any Shipper chooses to contest the joint and several nature of the obligations of the Shippers hereunder, each other Shipper agrees to indemnify and hold LMM harmless from and against all reasonable costs and expense, including reasonable attorneys’ fees, expended or incurred by LMM in connection therewith, including without limitation, any litigation with respect thereto.

10.2	Change of Control Exception. Notwithstanding any other provision of this Agreement, including the foregoing, if there is a change of control of any Shipper, then, all liabilities hereunder shall be several, and not joint as between any such Shipper and any other Shipper for which there is a change of control, and as between any such Shipper and any Shipper not subject to a change in control if such liability arises after the change of control.

10.3	Definition of Change of Control. For purposes of this Agreement, the term “change of control” means the occurrence of any of the following: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding equity interests of a Shipper; (ii) the adoption of a plan relating to the liquidation or dissolution of a Shipper; (iii) Atlas America, Inc., a Delaware corporation, and/or one or more of its directly or indirectly wholly-owned subsidiaries ceases to own more than fifty percent (50%) of the issued and outstanding voting equity interests of Atlas Energy Management, Inc., a Delaware corporation; or (iv) within a period of twelve (12) consecutive calendar Months, individuals who were board members of a Shipper on the first Day of such period or persons who were appointed or nominated by such persons shall cease to constitute a majority of the board members of that Shipper.

10.4	Exception for Sale of Shipper Interests Subject to Dedication. If a Shipper assigns to a non-Affiliate third party interests that are subject to the dedication described in Section 1.1 of this Agreement, then all liabilities hereunder shall be several and not joint as between Shippers and any such third party shall be several and not joint if such liability arises after such assignment.

11.	ENTIRE AGREEMENT

This Agreement, together with the Expansion Gathering Agreement constitutes the entire agreement of LMM and the Shippers regarding gathering services in the Area of Interest. This Agreement, together with its Exhibits, contains the entire agreement of the parties with respect to the matters addressed herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect to such matters. The parties represent and acknowledge that in executing this Agreement they do not rely on and have not relied on any representation or statement, oral or written, which is not set forth in this Agreement. The foregoing is not intended to affect the validity of the Legacy Appalachian Gathering Agreement, referenced above in recital C.

[Remainder Of Page Intentionally Left Blank; Signatures Follow On Next Page]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed two duplicate original copies of this Agreement.

LMM:				SHIPPERS:

LAUREL MOUNTAIN MIDSTREAM, LLC, a Delaware limited liability company				ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company

By:	Williams Laurel Mountain, LLC, its operating member

	By:			By:
		Name:	Alan S. Armstrong		Name:	Richard D. Weber
		Title:	Senior Vice President		Title:	President and COO

ATLAS ENERGY OPERATING COMPANY, LLC, a Delaware limited liability company

By:
					Name:	Richard D. Weber
					Title:	President and COO

ATLAS AMERICA, LLC, a Pennsylvania limited liability company

By:
					Name:	Richard D. Weber
					Title:	President

ATLAS NOBLE LLC, a Delaware limited liability company

By:
					Name:	Michael L. Staines
					Title:	President

RESOURCE ENERGY LLC, a Delaware limited liability company

By:
					Name:	Michael L. Staines
					Title:	President

Signature Page to Expansion Gathering Agreement

VIKING RESOURCES, LLC, a Pennsylvania limited liability company

By:
	Name:	Michael L. Staines
	Title:	President

APL: (solely for the purpose of Section 7)

Atlas Pipeline Partners, L.P., a Delaware limited partnership

By: Atlas Pipeline Partners GP, LLC, its general partner
By:
			Name:	Jeffrey C. Simmons
			Title:	Vice President

APL Operating: (solely for the purpose of Section 7)

Atlas Pipeline Operating Partnership, LP, a Delaware limited partnership

By: Atlas Pipeline Partners GP, LLC, its general partner

By:
			Name:	Jeffrey C. Simmons
			Title:	Vice President

Signature Page to Expansion Gathering Agreement

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 1

EXHIBIT “A”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

STANDARD TERMS AND CONDITIONS

A.	DEFINITIONS

This Section A defines only terms that are not defined in the text of this Agreement:

A.1	“Affiliate” (and its derivatives) shall mean any person or entity that controls, is controlled by or is under common control with the referenced person or entity at issue. For the purposes of this definition, “control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the Voting Stock, of such person or entity or, in the case of a person or entity that is a limited partnership, the general partner of such person or entity; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Voting Stock” shall mean the securities or other ownership interest in any person or entity which have ordinary voting power under ordinary circumstances for the election of directors (or the equivalent) of such person or entity; provided in the case of a person or entity that is a limited partnership, Voting Stock shall mean the general partner interests of such limited partnership. A person or entity shall not be deemed to be an Affiliate solely by virtue of being a working interest partner, or an operator of a well or a group of wells, except that an Investment Program shall in all instances be considered an Affiliate of Shippers, hereunder.

A.1.A	“Area of Interest” shall mean those counties described in Exhibit “B” under the heading “Area of Interest”.

A.2	“British Thermal Unit” or “Btu” shall mean the measurement unit for the amount of heat required to raise the temperature of one (1) pound of water one (1) degree Fahrenheit at 60 degrees Fahrenheit.

A.3	“Contract Year” shall mean each consecutive twelve (12) Month period beginning with the Effective Date hereof or, if the Effective Date is not the first Day of a Month, then with the first Day of the Month following the Effective Date.

A.3.A	“Confidential Information” shall have the meaning set forth in Section L.6 of this Exhibit “A”.

A.4	“Connectable Well” means a well owned or controlled by Shipper or an Affiliate of Shipper (including without limitation any Shipper’s Future Well Interest and any Investment Program Well Interest) that is within 2,500 feet of the Gathering System, such distance to be measured from the outlet of the wellhead measurement facilities to the nearest point of interconnection with the Gathering System.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 2

A.5	“CTM” shall mean custody transfer measurement.

A.6

“Cubic Foot” shall mean the volume of Gas occupying one cubic foot of space when such Gas is at a base temperature of sixty degrees Fahrenheit (60° F) and a base pressure of 14.73 Psia and shall be calculated in accordance with ANSI/API 2530 where the factors for Fpwl and Fhgt shall each be equal to one (1).

A.7	“Day” or “Daily” shall mean twenty-four (24) consecutive hours beginning at 9:00 am CST or as designated by LMM.

A.8	“Decatherm” or “Dth” shall mean one million (1,000,000) British Thermal Units.

A.9	“Dehydrate” or “Dehydrating” shall mean the removal of water vapor from Gas.

A.9.A	“Delivery Point” shall mean the upstream side of the inlet flange of the metering facilities delivering Gas to an Interconnecting Pipeline. A list of active Delivery Points is shown on Exhibit D.

A.10	“Existing Third Party Well Interests” means all existing wells and working interest Gas owned by any person not a Shipper or an Affiliate of a Shipper producing into the Gathering System as of the Effective Date.

A.10.A	“Expansion Well” shall have the meaning set forth in Section 2.3 of the Agreement.

A.11	“Field” shall mean any point on the Gathering System upstream of a Delivery Point.

A.12	“Flow Lines” means small diameter sales or flow lines from a well, or such other type of line as may connect a well to a gathering system in accordance with standard industry practice; the term “Flow Line” shall include a meter of a type to be determined by Shippers located at the wellhead (for the avoidance of doubt, in no event shall Shipper be required to install any meter downstream of the wellhead).

A.13	“Gas” shall mean any mixture of gaseous hydrocarbons or of hydrocarbons and other gases, in a gaseous state, consisting primarily of methane.

A.14	“Gather”, “Gathered” or “Gathering” shall mean the receipt of Gas at the Receipt Point(s) and the delivery of Gas at the Delivery Point(s).

A.15	“Gathering Fuel” shall mean the number of Dth of Gas used or consumed in the operation of the Gathering System including, but not limited to, fuel, flared and vented Gas and such Gas as may be lost or unaccounted for despite the prudent operation of the Gathering System.

A.16	“Gathering System” shall mean those facilities built, in accordance with this Agreement, and used by LMM to Gather Shipper’s Gas and provide any other service described in Section 1 in the Field.

A.17

“Gross Heating Value” shall mean the total Btu content for a standard cubic foot of gas on a dry basis as determined by calculation from a compositional analysis using physical properties of gases at 14.73 psia and sixty degrees Fahrenheit (60[o]F), as prescribed by industry standards.

A.17.A	“Gross Sales Price” shall mean the price, per Dth, actually received by Shipper for Shippers’ Gas including, or as adjusted to take into account, proceeds received or payments made pursuant to financial hedging arrangements entered into by Shipper at Shipper’s discretion, but LMM will have the right to participate in and have one vote in Shipper’s hedging committee meetings.

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A.18	“Guaranteed Capacity” shall mean that LMM guarantees to have the capacity available to provide the Gathering identified in Section 1 except during times of capacity allocation pursuant to Section B.4.

A.19	“Interconnecting Pipeline(s)” shall mean any pipeline connected immediately downstream of the Delivery Point(s).

A.20	“Investment Program” means any entity (whether individual, corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity) for whom Shipper or an Affiliate of Shipper acts as a general partner, managing partner, manager, or over whom Shipper or an Affiliate of Shipper otherwise has control, and the securities of which have been offered and sold to investors.

A.21	“Investment Program Well Interests” means all existing wells and all wells drilled or acquired after the Effective Date by or for the benefit of any Investment Program, except for acquired wells to the extent such acquired wells are subject to an existing dedication or commitment to another gathering system at the time of Shipper’s or its Affiliate’s acquisition.

A.22	“Mcf” shall mean one thousand (1,000) Cubic Feet of Gas.

A.23	“MDQ” or “Maximum Daily Quantity” shall mean the maximum daily quantity of gas LMM commits to provide service for under this Agreement, as described in Part I of Exhibit “E”.

A.24	“MMcf” shall mean one million (1,000,000) Cubic Feet of Gas.

A.25	“Month” shall mean a calendar month commencing on the first Day of that calendar month and ending on the last Day of that calendar month.

A.26	“Non-Guaranteed Capacity” shall mean that LMM does not at any time guarantee to have the capacity available to provide the Gathering identified in Section 1.

A.26.B	“Receipt Point” shall mean the upstream flange(s) at the point of interconnection between LMM’s Gathering System and the facilities owned by Shippers where LMM will receive Shipper’s Gas for Gathering.

A.27	“Receipt Point Dth” shall mean the number of Dth received for Shipper’s account at the Receipt Point(s).

A.28	“Shipper’s Existing Well Interests” means the wells so designated on Exhibit “C”.

A.29	“Shipper’s Future Well Interests” means wells drilled or acquired after the Effective Date by Shipper or its Subsidiaries in the Area of Interest, except for acquired wells to the extent such acquired wells are subject to an existing dedication or commitment to another gathering system at the time of Shipper’s or its Affiliate’s acquisition.

A.30	“Shipper’s Operator” shall mean the operator of the facilities upstream of a given Receipt Point. Shipper’s Operator, however, may also operate CTM equipment located downstream of a given Receipt Point as provided in Section D.4. Shipper’s Operator may be either Shipper or a third party acting on Shipper’s behalf. When Shipper’s Operator is a third party acting on Shipper’s behalf, it shall be Shipper’s responsibility to cause such third party to comply with those terms of this Agreement which refer to Shipper’s Operator.

A.30.A	“Shrink” shall mean the Btu reduction of Gas attributable to lost or unaccounted for Gas.

A.31	“Subsequently Acquired Gas” shall have the meaning set forth in Section 2.4 of the Agreement.

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A.31.A	“Subsidiaries” shall mean any Affiliate that is controlled by the person at issue. For purposes of this definition of “Subsidiary”, the term “control” shall mean the ability to elect a majority of the board of directors or similar body.

A.32	“Telemetering Facilities” shall mean electronic monitoring facilities, including but not limited to electronic flow measurement facilities, remote terminal units and all other end devices and transmitters used to calculate pressure, temperature, differential pressure, flow and valve position.

A.33	“Third Party Gathering System” shall mean any system of pipelines and other facilities used for the Gathering of Gas which is not owned or under the direct control of LMM.

A.34	“Treat, Treating or Treatment” shall mean the removal, reduction or dilution of CO2 in Gas.

A.35	“LMM’s Nomination System” shall mean LMM’s nomination and scheduling system, including any modification or replacement thereof which LMM may unilaterally require after providing thirty (30) Days prior written notice to Shipper.

B.	OPERATING PROVISIONS

B.1	Operational Control. LMM shall be entitled complete operational control of its facilities (including the operation and configuration of the Gathering System) and shall operate its facilities in a commercially reasonable manner that is consistent with its obligations under this Agreement and its operational (including without limitation environmental and safety) policies and procedures. However, this Section B.1 shall not be interpreted to relieve LMM of its obligations under this Agreement.

B.2	Maintenance. LMM shall, without liability, except as specified herein, be entitled to perform such maintenance, testing, alteration, modification, repair or replacement of the Gathering System, or any part thereof, as would be done (including prior written notice, as applicable) by a prudent operator (“Maintenance”), even if it requires the allocation of capacity pursuant to Section B.4.

B.3	Force Majeure. Except with respect to the obligation to pay amounts owing hereunder, neither LMM nor Shipper shall be liable in damages or otherwise to the other for inability to perform any obligation under this Agreement, including without limitation any obligation associated with the failure to meet any deadline established herein, due to an event of Force Majeure. Without limitation of the foregoing, any deadline otherwise established by this Agreement shall be extended for the same amount of time during which LMM’s or Shipper’s performance (as applicable) was prevented by an event of Force Majeure. As used herein, the term “Force Majeure” shall mean any act, omission, or circumstances occasioned by or in consequence of any Acts of God, blockades, insurrections, riots, epidemics, flood, washouts, landslides, mudslides, earthquakes, unusually severe weather conditions, threat of hurricanes and tropical storms, lightning, civil disturbances, war, explosions, mechanical failure, structural failure, breakage of or accident to machinery, line of pipe, platform or wells, the inability or failure of downstream or upstream pipelines to deliver or receive, the order of any court or governmental authority having jurisdiction or any change in any applicable regulation materially affecting the operation of the facilities or any other cause of a similar nature (provided that such order or change in regulation was not sought or supported by the party claiming suspension), whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming suspension, not contributed to by the negligence of, willful misconduct by, or breach of this Agreement by the party claiming suspension, and which by the exercise of due diligence such Party is unable to prevent or overcome. Failure to prevent or settle any strike or strikes shall not be considered a matter within the control of the Party claiming suspension. With regard to the installation of new facilities or modifications to existing facilities, delay or inability to obtain any necessary permits or rights-of-way from a regulatory agency or landowner after an application or request by a party shall be deemed to be a Force Majeure event, provided that party has given reasonable notice of any planned suspension of service to Shipper. Force Majeure shall not relieve either Party of liability in the event of its concurring negligence and shall only relieve the non-performing party from liability for failure to perform under this Agreement for so long as such party is making reasonable efforts to remedy the situation. Force Majeure shall not relieve either party of its obligation to pay money due under this Agreement.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 5

B.4	Allocation of Capacity. Notwithstanding any other term of this Agreement, if for any Day LMM determines that the capacity of its Gathering System is constrained, LMM shall allocate the available capacity as follows:

(a)	Capacity shall first be allocated pro rata to all shippers with Guaranteed Capacity based upon the lower of their respective (i) Maximum Daily Quantities, (ii) Available Supplies or (iii) Adjusted Available Supplies; (to the extent such terms apply to any shipper) and

(b)	Any remaining capacity shall be allocated pro rata to all shippers with Non-Guaranteed Capacity based upon the lower of their respective (i) Maximum Daily Quantities, (ii) Available Supplies or (iii) Adjusted Available Supplies.

However, if LMM can identify the location of the constraint, then LMM shall endeavor to impose such allocation upon only those shippers whose Gas is affected by the constraint.

For purposes of this Section B.4, “Available Supplies” shall mean the number of Dth of Gas that a shipper will make available at each Receipt Point for the account of that shipper, through nomination to the Gathering System, and “Adjusted Available Supplies” shall mean an Available Supply that may be adjusted by LMM to the extent LMM finds the nominated Available Supply inaccurate.

Each Day during which LMM allocates Shipper’s capacity as provided in this Section B.4 will be counted as one of the thirty (30) out of forty-five (45) Days for purposes of invoking Supplier’s remedies pursuant to Section 1.4 of the Agreement. If at any time during the term of this Agreement LMM enters into any agreement with any third party to Gather such third party’s Gas on the Gathering System and such agreement includes an allocation of capacity provision more favorable to such third party than the capacity allocation provision then applicable to Shipper (“Third Party Allocation Provision”), LMM shall immediately notify Shipper of same and Shipper shall have the option to unilaterally amend this Agreement to adopt the Third Party Allocation Provision.

B.5	Access, Easements and Rights-of-Way. To the extent either party has the right to allow access by the other party, the party with access rights shall provide the other party such access to its facilities as is necessary and convenient for that party to perform its obligations under this Agreement. To the extent either party has the right to do so, such party grants to the other party the use of all easements and rights-of-way held by that party that are necessary and convenient for the other party to perform its obligations under this Agreement. Such use shall include, but not be limited to, those rights under Shipper’s oil and Gas lease(s) to construct, operate, and maintain pipelines and appurtenant facilities for the purpose of Gathering Gas from the leasehold, and any rights of way held by LMM. Each party shall be responsible for maintaining its access, easements and rights-of-way at its sole cost and expense, provided that the party relying on another party’s access rights shall indemnify, defend and hold harmless the other party against any and all claims or liabilities for damages arising from their access to any site.

B.6	Shipper’s Delivery Pressure. As long as pressures in the Gathering System do not exceed the pressures described in the applicable Expansion Proposal, Shipper shall deliver Shipper’s Gas to the Receipt Point(s) at pressure(s) sufficient to cause it to enter LMM’s facilities, however, such pressure(s) shall not exceed the Maximum Allowable Operating Pressure of LMM’s facilities (“LMM’s MAOP”). LMM’s MAOP for a given facility may be revised from time to time by LMM in its sole discretion. Except as provided in Section 1, LMM is not obligated to modify the pressure(s) in its facilities in order to cause the entry of Shipper’s Gas into its facilities. Shipper shall equip its compression equipment, if any, with:

(a)	over pressurization protection devices in accordance with ANSI B31.8 to prevent delivery pressure in excess of LMM’s MAOP;

(b)	Gas cooling to prevent delivery temperatures in excess of 120° F into LMM’s facilities; and

(c)	pulsation dampening equipment, as necessary, to minimize pulsation induced measurement errors to less than two percent (2%) peak-to-peak square root error.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 6

B.7	LMM’s Delivery Pressure. If the pressure downstream of a Delivery Point (the “Downstream Pressure”) is increased such that it constrains LMM’s ability to deliver Gas through that Delivery Point at whatever pressure then exists in LMM’s facilities, then, if such Downstream Pressure was increased:

(a)	without any agreement by Shipper with the Interconnecting Pipeline to cause such increase, within ten (10) Days of such increase in the Downstream Pressure, LMM shall provide notice to Shipper: (i) that LMM shall, within thirty (30) Days of such notice, initiate and diligently pursue modifications to the Gathering System at LMM’s expense to increase the pressure at such Delivery Point to an amount sufficient to deliver Gas through such Delivery Point up to the MDQ; or (ii) authorizing Shipper to make such modifications. If Shipper makes such modifications, then Shipper shall own such modifications and shall pay the Reduced Fee for all of Shipper’s Gas thereafter Gathered through such Delivery Point; or

(b)	as a result of any agreement with the Interconnecting Pipeline to which Shipper is party, then Shipper shall pay its pro rata share (taking into account any third parties delivering Gas through such Delivery Point) of LMM’s actual reasonable costs in making such modifications as may be necessary to cause Gas to be delivered through such Delivery Point up to the MDQ, and Shipper shall continue to pay the Gathering Fee for deliveries through such Delivery Point.

C.	GAS QUALITY

C.1	Gas Quality at Delivery Points. Except as otherwise provided in this Agreement:

(a)	Shipper’s Gas at the Delivery Point(s) shall conform to the quality specifications required from time to time by the Interconnecting Pipelines.

(b)	If at any time Shipper’s Gas at the Delivery Point(s) fails to conform to such quality specifications, Shipper may seek waivers of such quality specifications from the Interconnecting Pipelines and LMM, as reasonably requested by Shipper, shall cooperate in a reasonable manner in Shipper’s efforts to secure such waivers; failing Shipper’s prompt receipt of such a waiver for any reason, LMM shall give Shipper written notice of the deficiency and Shipper shall immediately remedy the deficiency.

(c)	If Shipper fails to immediately remedy the deficiency, LMM may refuse to accept further deliveries of Shipper’s Gas that is causing the deficiency at the Delivery Point.

(d)	Shipper shall be responsible for all damages to the Gathering System, including costs of repair, due to its failure to comply with this Section C.1.

C.2	Removal of Liquefiable Hydrocarbons in the Field. Except as otherwise provided in this Agreement, Shipper’s Gas shall not be processed for removal of liquefiable hydrocarbons prior to its receipt by LMM at the Receipt Point(s) other than by the use of conventional mechanical liquid-Gas separators operated at or above ambient temperatures. Shipper shall own and be responsible for any liquid hydrocarbons removed by this method from Shipper’s Gas. LMM shall own and be responsible for any liquid hydrocarbons that condense in the Gathering System. or are otherwise removed between the Receipt Point and the Delivery Point.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 7

C.3	Water Disposal. LMM shall Dehydrate Shipper’s Gas as necessary and dispose of Shipper’s water by evaporation. If evaporating Shipper’s water is ever disallowed for any reason or is deemed to be uneconomic by LMM, Shipper shall make alternate arrangements to dispose of Shipper’s water at Shipper’s sole cost and expense and Shipper shall reimburse LMM for any costs incurred by LMM in delivering Shipper’s water. Except to the extent caused by LMM’s negligence or willful misconduct, Shipper shall release, indemnify and defend LMM from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, pollution, or contamination relating to the disposal of Shipper’s water by either evaporation or the alternate arrangement(s) selected by Shipper.

C.4

CO2 Disposal. To the extent that LMM removes CO2 from Shipper’s Gas or otherwise generates CO2 from stationary sources which are part of the Gathering System in providing services to Shipper as set forth herein, and disposes of Shipper’s CO2 by venting, if venting Shipper’s CO2 is ever disallowed for any reason, is taxed, or is deemed to be uneconomic by LMM, Shipper shall make alternate arrangements to dispose of Shipper’s CO2 at Shipper’s sole cost and expense and shall reimburse LMM for any costs incurred by LMM in delivering Shipper’s CO2. Except to the extent caused by LMM’s negligence or willful misconduct, Shipper shall release, indemnify and defend LMM from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, taxes, pollution, or contamination relating to the disposal of Shipper’s CO2 by either venting or the alternate arrangement(s) selected by Shipper. The foregoing shall not apply to the extent that LMM takes title to Shipper’s CO2 pursuant to separate written agreement.

C.5	Gas Quality at Delivery Point(s). Subject to Shipper’s performance under Section C.1 and Article 3 of this Agreement, Gas delivered by LMM at the Delivery Point(s) shall conform to the most restrictive quality specifications required from time to time by the Interconnecting Pipeline(s).

C.6	Gross Heating Value and Component Analysis. The component analysis and Gross Heating Value of the Gas shall be determined and calculated at least semi-annually by whomever is operating the CTM equipment, as determined in Section D.4, but either party may conduct such analysis at its discretion and cost. The component analysis and Gross Heating Value of the Gas shall be based on any of the following at the choice of the operator of the CTM equipment; spot samples, continuous samples, or on-line analysis. The component analysis of the Gas shall be performed by Gas chromatography in accordance with GPA 2261 or any pertinent revision(s) thereto or replacement(s) thereof. If the component percentages fall outside the limits of GPA 2261, then the operator of the CTM equipment shall make a reasonable judgment as to the accuracy of the component analysis. If neither party objects in writing to the results within sixty (60) Days after their delivery, such results shall become conclusive. If either party objects in writing to the results within sixty (60) Days after their delivery, then: in the case of spot samples, a re-sampling, redetermination and recalculation shall be performed by a third party acceptable to both parties and such third party’s results shall be used; and in the case of continuous samples or on-line analysis, the analyzer shall be tested for accuracy according to GPA 2261 and, if warranted, a recalculation of the components shall be made by a means acceptable to the parties. The cost of any re-sampling, retesting, redetermination and/or recalculation shall be borne by the objecting party.

C.7	Correction of Gross Heating Value for Water Vapor. The Gross Heating Value of the Gas shall be corrected for water vapor content in accordance with GPA 181 and 2172. Gas having a water vapor content of greater than *** pounds per MMcf at CTM shall be considered fully saturated. Gas having a water vapor content of less than or equal to *** pounds per MMcf at CTM shall be considered dry.

C.8	Computation Factors. The specific gravity of the Gas shall be calculated by the operator of the CTM equipment and shall be adjusted for the difference between the specific gravity in the ideal state and in the real state in accordance with ANSI/API 2530 . The deviation of the Gas from Boyle’s law shall also be calculated by the operator of the CTM equipment and shall be determined in accordance with AGA Transmission Measurement Committee Report No. 8 Both the specific gravity of the Gas and the deviation of the Gas from Boyles’ law shall be based on the component analysis obtained pursuant to Section C.6.

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D.	VOLUME

D.1	Determination of Temperature for Volume Calculation. The temperature of the Gas shall be determined by a temperature recording device installed by the operator of the CTM equipment in accordance with ANSI/API 2530 and other industry standards. If the temperature of the Gas is recorded by chart, the arithmetic average of the temperatures recorded during periods of Gas flow shall be used in calculating the Dth.

D.2	Correction of Volume due to Calculation Error. An error in volume calculation for a given Receipt Point shall be corrected for such period as the error is determined to have existed, not to exceed one (1) year. In no event, however, shall LMM be obligated to correct an error in volume calculation for a given Receipt Point unless it resulted in an error of greater than *** percent (***%) and *** Dth per Month at the Receipt Point during the correction period. Such correction shall only be processed by LMM prospectively with the current Month’s business based upon Shipper’s current allocation of the Available Supply at that Receipt Point as provided by Shipper’s Operator.

D.3	Correction of Volume due to Reallocation by Shipper’s Operator. Shipper’s Operator shall make prospectively any correction of volume due to a reallocation of the Available Supply at a given Receipt Point.

D.4	Custody Transfer Measurement or “CTM”. CTM for any Receipt Point or Delivery Point in existence as of the Effective Date shall be performed by whoever is providing CTM at that Receipt point or Delivery Point as of the Effective Date. For all Receipt Point(s) and Delivery Point(s) where LMM does not provide CTM and check meters, Shipper shall make all measurement and Gas quality data from such CTM and check meters available to LMM. However, if LMM installs CTM equipment at any Receipt Point or Delivery Point after the Effective Date, then CTM at that Receipt Point or Delivery Point shall be performed by LMM. Except as otherwise provided in this Section D, all CTM and CTM equipment shall comply with ANSI/API 2530. Meter charts may be rotated as determined by LMM. LMM may install and operate electronic flow measurement equipment to perform CTM, in which case it shall be installed and operated in accordance with the applicable methods and standards that have been approved by the API. When alternate methods and standards are permitted for low volume wells by the regulatory agency with jurisdiction, then such alternate methods and standards shall apply to CTM and CTM equipment serving such low volume wells.

D.5	Notice of CTM Equipment Tests. Tests of the CTM equipment shall be performed by the operator of the CTM equipment at least once each calendar quarter. Where LMM is operating the CTM Equipment, LMM shall give Shipper’s Operator *** notice of the time and location of any tests of the CTM equipment so that Shipper’s Operator may be present. Where Shipper’s Operator is operating the CTM Equipment, Shipper’s Operator shall give LMM *** notice of the time and location of any tests of the CTM equipment so that LMM may be present. If the party not operating the CTM equipment is unsatisfied with the test, it shall notify the operator of the CTM equipment to perform a retest. The cost of retesting shall be paid by the party requesting the retest unless the retest shows a difference between the registration of the CTM equipment and test instrument of greater than *** percent (***%) and *** Dth, in which case the cost of retesting shall be paid by the party who did not request the retest. Any CTM equipment found to be measuring inaccurately shall be promptly restored to accuracy by the operator of the CTM equipment.

D.6	Check Meter. Either party may install and operate a check meter at its own expense to check the CTM equipment. Except as provided in Section D.7, the readings of the CTM equipment shall govern. The check meter shall be installed so as not to interfere with the operation of the CTM equipment. Pulsation filters may be required if unacceptable square root error or gauge line error shift occurs as a result of the check meter. If a disagreement arises regarding the source of pulsation, a third party consultant shall be selected by the parties to determine the source of the pulsation. The party responsible for the source of the pulsation shall pay all the consulting fees and costs associated with identifying and eliminating the source of the pulsation. Shipper will use the alternate taps on the meter run for check measurement. If alternate taps do not provide a viable option, Shipper will seek a variance from the regulatory entities and LMM to use LMM’s meter taps.

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D.7

Correction of CTM Equipment Inaccuracies. If any test conducted pursuant to Section D.5 reveals an inaccuracy of greater than *** percent (***%) and *** Dth in the registration of the CTM equipment, the volume of Gas measured by such CTM equipment shall be corrected for such period as the inaccuracy is confirmed to have existed, not to exceed ***, or, if not confirmable, then for such period as the parties can agree upon, not to exceed ***. If the correction period is not confirmable and cannot be agreed upon, then the correction period shall extend back one-half (1/2) of the time elapsed since the CTM equipment was last calibrated, not to exceed ***. The volume of Gas actually received per Day through the CTM equipment shall be determined on the basis of the best data available using the first of the following methods which is feasible:

(a)	by using the registration of the other party’s check meter if registering accurately; or

(b)	by calibration, test, or mathematical calculation if the percentage of inaccuracy is ascertainable with reasonable certainty; or

(c)	by estimating the volume of Gas received by comparison to receipts during prior Months under similar conditions when the CTM equipment was registering accurately.

In no event, however, shall LMM be obligated to correct any volume measurement inaccuracy for given CTM Equipment unless it resulted in an inaccuracy of greater than *** percent (***%) and *** Dth per Month at the affected Receipt Point during the correction period. Such correction shall only be processed by LMM prospectively with the current Month’s business based upon Shipper’s current allocation of the Available Supply at the affected Receipt Point as provided by Shipper’s Operator.

D.8	Measurement During Periods of CTM Equipment Failure. In the event of any Force Majeure event which prevents LMM from obtaining or recovering actual measurement data from the CTM Equipment, LMM shall have the right to estimate the volume of Gas received by comparison to receipts during the prior Months under similar conditions until such time as LMM is again able to obtain accurate data from the CTM Equipment, but in no event for a period longer than *** Days. Any estimated volumes relied upon under such circumstances shall be considered actual volumes for such period of time.

E.	NOMINATIONS AND SCHEDULING

E.1	Available Supply. *** Days prior to the beginning of each Month and *** Days prior to any change thereof during the Month, Shipper’s Operator shall submit via LMM’s Nomination System the number of Dth of Gas that Shipper’s Operator will make available at each Receipt Point for the account of Shipper (“Available Supply”). For each Day, Shipper shall submit via LMM’s Nomination System a numerical ranking of Shipper’s Available Supplies to indicate the priority in which Shipper desires its Available Supplies to be scheduled for delivery by LMM (the lower the number the higher the priority). Failure by Shipper to timely submit such ranking shall result in the receipt of deliveries from the Available Supplies on a pro rata basis. LMM may adjust an Available Supply when historical production or current data from LMM’s Telemetering Facilities suggests that the Available Supply is inaccurate (“Adjusted Available Supply”).

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E.2	Daily Nomination Procedure. For each Day Shipper shall submit nomination(s) via LMM’s Nomination System of the number of Dth of Shipper’s Gas that Shipper desires LMM to deliver at the Delivery Point(s). The total of such nomination(s) when combined with Gathering Fuel and Shrink shall not exceed the MDQ unless LMM otherwise consents in writing. Multiple nominations shall be numerically ranked by Shipper to indicate the priority in which Shipper’s nominations are to be scheduled for delivery by LMM (the lower the number the higher the priority). Failure by Shipper to rank its nominations shall result in the scheduling of Shipper’s nominations on a pro rata basis. Each nomination shall have sufficient detail to meet the nomination requirements of the Interconnecting Pipeline to which it is nominated. Any nomination, or any part thereof, which fails to satisfy all of the foregoing requirements or such additional or alternate requirements as LMM may hereafter present to Shipper shall be deemed invalid.

E.3	Scheduling Nominations. Shipper’s valid nomination(s) shall be scheduled for delivery by LMM to the extent that:

(a)	Available Supply(ies) or Adjusted Available Supply(ies) is/are sufficient to support the nomination(s) plus Gathering Fuel and any Plant Fuel and Shrink;

(b)	LMM has received confirmation request(s) from the appropriate Interconnecting Pipeline(s); and

(c)	LMM has the capacity to provide the level of service specified in Section 1.2. Upon being scheduled for delivery by LMM, such nominations shall be referred to herein as “Shipper’s Scheduled Nomination(s)”. Shipper may view Shipper’s Scheduled Nomination(s) through LMM’s Nomination System.

E.4	Reducing Previously Scheduled Nominations. Whenever an Interconnecting Pipeline requires LMM to reduce previously scheduled nominations, LMM shall, without liability, effect such reduction by reducing pro rata all previously scheduled nominations to that Interconnecting Pipeline. However, if LMM identifies the shipper(s) responsible for the reduction being required by the Interconnecting Pipeline, LMM shall, without liability, endeavor to reduce only the previously scheduled nominations of the responsible shipper(s).

F.	BALANCING

F.1	Imbalance and Balancing. If the number of Dth of Shipper’s Gas received by LMM at the Receipt Point(s), after subtracting Gathering Fuel and any Plant Fuel and Shrink, do not equal Shipper’s Scheduled Nomination(s), an “Imbalance” exists. If the number of Dth of Shipper’s Gas received by LMM at the Receipt Point(s), after subtracting Gathering Fuel and any Plant Fuel and Shrink, are less than Shipper’s Scheduled Nomination(s), a “Positive Imbalance” exists. If the number of Dth of Shipper’s Gas received by LMM at the Receipt Point(s), after subtracting Gathering Fuel and any Plant Fuel and Shrink, are greater than Shipper’s Scheduled Nomination(s), a “Negative Imbalance” exists. The term “Balance” or “Balancing” refers to equalizing the number of Dth of Shipper’s Gas received by LMM at the Receipt Point(s) with the number of Dth constituting Shipper’s Scheduled Nomination(s) plus Gathering Fuel and any Plant Fuel and Shrink.

F.2	Daily Balancing. Each Day Shipper shall cause the number of Dth of Shipper’s Gas being delivered at the Receipt Point(s) to equal as closely as practicable Shipper’s Scheduled Nomination(s) plus Gathering Fuel and any Plant Fuel and Shrink. Whenever the number of Dth of Shipper’s Gas being delivered at the Receipt Point(s) is insufficient to support Shipper’s Scheduled Nomination(s) plus Gathering Fuel and any Plant Fuel and Shrink, Shipper shall promptly increase its Daily delivery such that the number of Dth of Shipper’s Gas being delivered at the Receipt Point(s) equals as closely as practicable Shipper’s Scheduled Nomination(s) plus Gathering Fuel and any Plant Fuel and Shrink. Whenever the number of Dth of Shipper’s Gas being delivered at the Receipt Point(s) exceeds Shipper’s Scheduled Nomination(s) plus Gathering Fuel and any Plant Fuel and Shrink, Shipper shall promptly reduce its Daily delivery such that the number of Dth of Shipper’s Gas being delivered at the Receipt Point(s) equals as closely as practicable Shipper’s Scheduled Nomination(s) plus Gathering Fuel and any Plant Fuel and Shrink. If Shipper does not promptly reduce its Daily delivery, LMM may cause such reduction in Shipper’s Daily delivery at whichever Receipt Point(s) LMM deems appropriate. Notwithstanding the foregoing, Shipper may request in writing the right to create a Daily Imbalance when necessary to counteract a prior Daily Imbalance. Whether such request will be granted is within the sole discretion of LMM.

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F.3	Monthly Balancing. If the cumulative Imbalance reflected on the Monthly statement submitted to Shipper pursuant to Section 5.2 is greater than Shipper’s Scheduled Nomination(s) during the statement period, then Shipper shall Balance with LMM by reducing the Imbalance gas closely as practicable to zero (0) during the Month following the delivery of such statement (“Balancing Period”) in the manner described in (a) or (b) below. LMM shall advise Shipper of the number of Dth of Gas which must be nominated or nominated and produced by Shipper for each Day during the Balancing Period in order to Balance (“Daily Balance Gas”). Shipper shall not submit Daily nominations during the Balancing Period whose total exceeds the MDQ unless LMM otherwise consents in writing. Shipper’s nomination of Daily Balance Gas shall receive the highest priority of Shipper’s nominations.

(a)	When a Positive Imbalance exists, Shipper shall include in its Daily nominations during the Balancing Period a nomination of Daily Balance Gas, specifically designated as such, and Shipper shall deliver sufficient Gas to fulfill its Daily nominations.

(b)	When a Negative Imbalance exists, Shipper shall include in its Daily nominations during the Balancing Period a nomination of Daily Balance Gas, specifically designated as such, but Shipper shall only deliver sufficient Gas to fulfill its Daily nominations less the Daily Balance Gas nomination.

Both parties recognize that LMM’s ability to schedule Daily Balance Gas according to (a) and (b) above is dependent upon the cooperation of third parties. If on any given Day during the Balancing Period the cooperation of third parties is not forthcoming, the Balancing Period shall be extended one (1) Day to account for the lost Day. Notwithstanding the foregoing, LMM may, at its discretion, postpone Shipper’s obligation to Balance.

F.4	Balancing With Interconnecting Pipeline(s). Whenever an Interconnecting Pipeline requires LMM to balance, LMM may require Shipper to Balance according to Section F.3 and the period in which to Balance shall be whatever balancing period is being imposed upon LMM by the Interconnecting Pipeline.

F.5	Interim and Final Balancing. If a cumulative Imbalance exists at a point in time when Shipper’s scheduled volumes are less than twenty-five percent (25%) of Shipper’s MDQ or less than twenty-five percent (25%) of the Shipper’s prior six (6) Months average scheduled volume, LMM, at its option, can elect to settle the Imbalance with a cash payment. LMM will either purchase from or sell to the Shipper the Imbalance volume.

LMM will calculate the value of the cash payment by multiplying the cumulative Imbalance volume by the price as published in the Inside FERC Gas Market report for the Interconnecting Pipeline market location relevant to the agreement for the Month immediately following the statement Month.

If an Imbalance exists at the termination of this Agreement, the cumulative Imbalance will be eliminated by cash settlement in the same manner as described above within sixty (60) Days after receipt by Shipper of LMM’s final regular Monthly statement.

F.6	Enforcement. If Shipper should fail or refuse to Balance according to this Section F, then LMM may unilaterally control the receipt, delivery and scheduling of Shipper’s Gas in order to Balance.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 12

G.	REPRESENTATIONS AND WARRANTIES. Each of the Shippers, APL and APL Operating represents and warrants to LMM that, and LMM represents and warrants to each of the Shippers, APL and APL Operating that:

(1)	it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery by it of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by it have been duly authorized and approved by all requisite action on the part of it. This Agreement has been duly executed and delivered by it and constitute the valid and legally binding obligation of it, enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity); and

(2)	the execution, delivery and performance of this Agreement by it does not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby will not, (i) violate, conflict with any of, result in any breach of, or require the consent of any person under, the terms, conditions or provisions of the charter documents, bylaws or equivalent governing instruments of it or any of its Affiliates, (ii) violate any provision of any law applicable to either it or any of its Affiliates, its business or that of any of its Affiliates in the Areas of Interest; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any agreement or other instrument to which it or any of its Affiliates is a party or by which it or its business or that of any of its Affiliates in the Areas of Interest are bound; or (iv) result in the creation of any lien on any its business or that of any of its Affiliates in the Areas of Interest under any agreement or other instrument; and

(3)	no consent, approval, license, permit, order or authorization of any governmental authority or other person is required to be obtained or made by it or any Affiliate in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby, except as have been waived or obtained or with respect to which the time for asserting such right has expired.

H.	DISPUTED OR UNPAID STATEMENTS

H.1	Statement(s) Disputed by Shipper. In the event that Shipper disputes any statement, Shipper shall nonetheless be required to pay any undisputed amount to LMM. Any statement or payment must be disputed, if at all, by providing written notice of the dispute to the other party within two (2) years from the date of such statement or payment; otherwise such statement or payment shall be conclusively deemed to be correct as to both parties.

H.2	Unpaid Statement(s). Should Shipper fail to pay all of the amount of any statement when the same becomes due, Shipper shall pay interest on the unpaid balance which shall accrue on each Day after the due date at the prime rate announced by Citibank in New York City, New York on the due date; provided that if such rate exceeds the applicable maximum rate permitted by law, the rate shall equal the applicable maximum rate. Such interest shall be compounded Monthly. If any undisputed amount plus interest remains unpaid for *** Days after the due date, LMM shall have the right to (i) suspend, in whole or in part, its obligations to Shipper under this Agreement until such undisputed amount plus interest is paid and/or (ii) offset, in whole or in part, the same against any amount due or owing by LMM to Shipper or its Subsidiaries under this Agreement or any other agreement. Upon the rendering of a final unappealable order, the prevailing party in any suit, mediation, arbitration, and/or appeal therefrom for the collection of any amounts due under any statement shall be entitled to recover all costs incurred, including but not limited to reasonable attorney’s fees, court costs, and disbursements.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 13

H.3 ***

I.	LIABILITY, INDEMNIFICATION AND WARRANTY

I.1	Shipper’s Liability and Indemnification. Shipper shall be in control and possession of Shipper’s Gas until delivered to LMM at the Receipt Point(s) and following its delivery by LMM at the Delivery Point(s), and shall be fully responsible and liable for any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, regulatory penalty, pollution, or contamination relating to Shipper’s Gas while in Shipper’s control and possession, and Shipper agrees to release, indemnify and defend LMM with respect thereto. Shipper further agrees to release, indemnify and defend LMM from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from (i) personal injury, death, property damage, environmental damage, regulatory penalty, pollution, or contamination relating to Shipper’s ownership and/or operation of the facilities delivering Gas to the Receipt Point(s), (ii) personal injury, death, property damage, environmental damage, regulatory penalty, pollution or contamination arising (a) from the construction, installation, operation, maintenance or existence, known or unknown, of any lines, pipes or pipelines connected to the Gathering System as of the Effective Date hereof which deliver Shipper’s Gas to a third party end user, or (b) the movement, delivery or use of Gas from such facilities and/or (iii) Shipper’s performance of its obligations under this Agreement.

I.2	LMM’s Liability and Indemnification. LMM shall be in control and possession of Shipper’s Gas from the time delivered to LMM at the Receipt Point(s) until it is delivered by LMM at the Delivery Point(s), and shall be fully responsible and liable for any and all damages, claims, actions, expenses, penalties and liabilities, including attorneys fees, arising from personal injury, death, property damage, environmental damage, regulatory penalty, pollution or contamination relating to Shipper’s Gas while in LMM’s control and possession, and LMM agrees to release, indemnify and defend Shipper with respect thereto. LMM further agrees to release, indemnify and defend Shipper from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from (i) personal injury, death, property damage, environmental damage, pollution or contamination relating to LMM’s ownership and/or operation of the Gathering System and/or (ii) LMM’s performance of its obligations under this Agreement.

I.3	Warranty of Title. Shipper warrants that at the time of delivery of Gas for its account at the Receipt Point(s), it will either have title to such Gas free and clear of all liens, encumbrances, and claims whatsoever, or that it will at the time of such delivery have the right to deliver such Gas. Shipper shall release, indemnify and defend LMM against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from Shipper’s breach of the foregoing warranty. Subject to Shipper’s warranty herein, LMM warrants that at the time of delivery of such Gas at the Delivery Point(s), it will deliver such Gas free and clear of all liens, encumbrances, and claims whatsoever. LMM shall release, indemnify and defend Shipper against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from LMM’s breach of the foregoing warranty.

I.4	Limitations. Notwithstanding any language in this Agreement to the contrary, neither party shall be released, indemnified or defended to the extent of its own negligence or willful misconduct. Nor is any language in this Agreement intended to provide indemnification greater than that which is permitted by applicable law. If any limitations upon indemnification are imposed by applicable law, then such limitations are hereby incorporated by reference and made a part of this Agreement. Except as expressly provided in Section 2 or as necessary to provide the indemnifications contemplated in this Agreement against third party claims, neither party shall be liable to the other for any incidental, special, consequential or punitive damages.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 14

J.	ROYALTIES, TAXES, FEES AND OTHER CHARGES

J.1	Royalties. Shipper shall be responsible and liable for the payment of all royalties relating to Shipper’s Gas. LMM shall have no responsibility or liability for such royalties and Shipper shall release, indemnify and defend LMM against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, relating to such royalties.

J.2	Service Taxes. Subject to Section J.3 below, Shipper shall be responsible and liable for the payment of all taxes, fees and other charges (including penalties and interest thereon) now or hereafter levied or assessed by any municipal, county, state, federal or tribal government relating to Shipper’s Gas or LMM’s Gathering and/or processing services under this Agreement. If LMM is required to pay any such taxes, fees or other charges (or penalties or interest thereon), Shipper shall immediately reimburse LMM therefor.

J.3	Limitation on Tax Responsibility. Neither party shall be responsible or liable for the taxes now or hereafter levied or assessed by any municipal, county, state, federal or tribal government upon the income, property, equipment, or facilities of the other, including, without limitation, any income tax or ad valorem tax.

K.	ALTERNATIVE DISPUTE RESOLUTION

Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Article K, which shall be the sole and exclusive procedures for the resolution of any such disputes. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this contract. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) Days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party’s position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty (30) Days after delivery of the disputing party’s notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the matter has not been resolved by these persons within forty five (45) Days of the disputing party’s notice, the dispute shall be referred to more senior executives of both parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the dispute.

If the dispute has not been resolved by negotiation within sixty (60) Days of the disputing party’s notice, or if the parties failed to meet within the thirty (30) Day period set forth above, the parties shall endeavor to settle the dispute by mediation under the then current CPR Institute for Dispute Resolution mediation procedure in effect on the date of this Agreement. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals. Notwithstanding the provisions of this clause, either Party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or maintain the status quo before, during or after the pendency of the mediation proceeding. The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right or obligation of either Party to submit the dispute to negotiation and mediation as described above, including any claims or disputes arising from the exercise of such interim, provisional or injunctive relief. If the dispute has not been resolved by mediation as provided herein within ninety (90) Days of the initiation of the above procedures, either party may initiate litigation upon thirty (30) Days’ written notice to the other party; provided, however, that if one party has requested the other to participate in any of the above non-binding procedures and the other has failed to participate, the requesting party may initiate litigation before expiration of the above period.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 15

L.	MISCELLANEOUS

L.1	New Requirements of Interconnecting Pipeline(s). LMM may from time to time become subject to new requirements imposed by the Interconnecting Pipeline(s). LMM shall provide written notice to Shipper of any such new requirements. Except as provided in Section C.1, above, thereafter, Shipper shall comply with such new requirements or LMM may suspend or terminate this Agreement. In addition, Shipper shall release, indemnify, and defend LMM from any claims resulting from Shipper’s failure to comply with such new requirements.

L.2	Governing Law/Jury Waiver. This Agreement shall be interpreted, construed, and governed by the laws of the State of New York, without regard to choice of law principles thereof. The parties hereby waive any right to a jury trial before any court having jurisdiction hereunder.

L.3	Severability. Should any part of this Agreement be found to be unenforceable or be required to be modified by a court or governmental authority, then only that part of this Agreement shall be affected. The remainder of this Agreement shall remain in force and unmodified. If the absence or modification of the affected part of this Agreement substantially deprives either party of the economic benefit of this Agreement, the parties shall negotiate reasonable and enforceable provisions to restore the economic benefit to the party so deprived consistent with the intent originally reflected in this Agreement.

L.4	Waiver. A waiver by either party of any one or more defaults by the other party shall not operate as a waiver of any future default(s), whether of a like or different character.

L.5	Audit. The parties shall each preserve all records relating to the performance of this Agreement for a period of at least two (2) years, or such longer periods as shall be required by law, regulation, rule or order. During such period, each party, or its designated representative, shall have access to such records of the other party upon reasonable notice during regular business hours.

L.6	Confidentiality and Non-Use. The parties and their respective officers, directors, employees, agents and representatives shall (1) keep the terms of this Agreement and any proprietary information provided hereunder (including, without limitation and information relating to Shippers’ oil and gas acreage position, drilling schedules, or well production estimates, including any information provided as part of any Scoping Plan or Drilling Plan) (collectively, the “Confidential Information”) confidential whether or not such Confidential Information is marked “confidential” and (2) without the prior written consent of the other parties, which may be withheld in any party’s sole discretion, refrain from using any Confidential Information for any purpose other than the fulfillment of each party’s contractual obligations under this Gathering Agreement. However, either party may disclose Confidential Information to the following persons or entities in the following circumstances:

(a)	To financial institutions requiring such disclosure as a condition precedent to making or renewing a loan or independent certified public accountants for purposes of obtaining a financial audit; provided, however, that LMM shall first obtain the consent of Shipper prior to providing any Confidential Information, and that such financial institutions or accountants have agreed in writing to keep the Confidential Information confidential; provided, however, LMM may provide the Agreement to such financial institutions without seeking such consent.

(b)	To courts or other governmental authorities, including persons or entities to whom disclosure is required by such courts or other governmental authorities, or as otherwise required by law, regulation, rule, order or stock exchange listing standard; provided, however, that the party making such disclosure shall use its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 16

(c)	To prospective purchasers of an interest in a party or a parties’ assets, subject to such prospective purchaser being bound by a nondisclosure agreement. provided, however, that LMM shall first obtain the consent of Shipper prior to providing any Confidential Information to a prospective purchaser, and that such prospective purchasers have agreed in writing to keep the Confidential Information confidential; provided, however, LMM may provide the Agreement to such prospective purchasers without seeking such consent.

Except as provided above, under no circumstances shall the terms of this Agreement be disclosed to any other third party, including any newspaper, magazine or other publication, without the prior written consent of the other party.

L.7	Intentionally Deleted

L.8	Intentionally Deleted

L.9	No Third Party Beneficiaries. It is the intent of the parties that no person or entity besides LMM, its principals, each of the Shippers and their respective successors and permitted assigns shall be entitled to enforce any provision of this Agreement and that the covenants and obligations set forth in this Agreement are solely for the benefit of (a) LMM, (b) each Shipper and their respective working interest partners, and (c) the respective successors and permitted assigns of each of the persons and entities described in the foregoing clauses (a) and (b).

L.10	Amendment. Except as expressly provided otherwise in this Agreement, no amendment of this Agreement shall be binding unless in writing and signed by the parties.

L.11	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and such counterparts together shall constitute one instrument.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “B”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

AREA OF INTEREST

The following counties:

The following counties, collectively known as the “Ohio Area of Interest”: ***

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “C”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

SHIPPER’S EXISTING WELL INTERESTS

[remainder of page intentionally left blank; schedule

of Shipper’s Existing Well Interests begins on following page]

*** [872 pages redacted]

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “D”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

DELIVERY POINTS

None.

[Delivery Points to be added as system is developed]

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “E”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

I. MDQ

[NOTE: We anticipate a separate MDQ for each Project in the Expansion Gathering System.]

II. GATHERING FEE FOR SHIPPERS’ GAS

The Gathering Fee for Gathering Shipper’s Gas under this Agreement shall be the greater of thirty-five cents ($0.35) or sixteen percent (16%) of the Gross Sale Price for each Mcf of Gas, as measured at the Delivery Point following deduction for Gathering Fuel, with no surcharges or fees.

The Reduced Fee, where applicable in this Agreement, is the greater of *** ($***) or *** percent (***%) of the Gross Sale Price for each Mcf of Gas, as measured at the Delivery Point following deduction for Gathering Fuel, with no surcharges or fees.

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “F”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

EXCLUDED INTERESTS

[remainder of page intentionally left blank; schedule

of Excluded Interests begins on following page]

*** [90 pages redacted]

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 1

EXHIBIT “G”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

MEMORANDUM OF CONTRACT FORM

MEMORANDUM OF AGREEMENT

THE COMMONWEALTH OF PENNSYLVANIA	§
§
COUNTY OF	§

This Memorandum of Agreement (“Memorandum”) is entered into effective as of                     , 2009, by and between LAUREL MOUNTAIN MIDSTREAM, LLC, a Delaware limited liability company (“LMM”), and ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company, and ATLAS ENERGY OPERATING COMPANY, LLC., a Delaware limited liability company, and ATLAS AMERICA, LLC, a Pennsylvania limited liability company, and ATLAS NOBLE, LLC a Delaware limited liability company, and RESOURCE ENERGY LLC, a Delaware limited liability company, and VIKING RESOURCES, LLC, a Pennsylvania limited liability company,(“Shippers”). Capitalized terms used but not defined herein shall have the meaning given to them in that certain Gas Gathering Agreement dated effective as of                     , 2009, by and between LMM and Shippers (the “Agreement”).

1.	Pursuant to the Agreement, Shipper has agreed to dedicate and deliver for gathering and transportation by LMM certain gas volume owned or controlled by Shipper lawfully produced from wells now or hereafter drilled on the lands within an Area of Interest as more fully described in the Agreement.

2.	Term. The Agreement is effective as of , 2009 and, subject to the other provisions thereof, shall continue in full force and effect through the later of (a) for so long as Gas is produced from any well on Shippers’ interests in economic quantities without a lapse of more than ninety (90) Days, (b) as long as Gas which is acquired subsequent to the Effective Date of the Agreement is produced from either Existing Wells or Future Wells, as each are defined in the Agreement; or so long as Shippers own reserves within the Area of Interest.

3.	Notice. The addresses of the parties are as follows:

Shippers:		LMM:

	Attn:		Attn:

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)	PAGE 2

4.	Miscellaneous. This Memorandum in no way modifies or amends the terms and provisions of the Agreement. This Memorandum is executed solely for the purpose of providing record notice of the Agreement and is to be recorded in the real property records of the respective counties in the Area of Interest. This Memorandum may be executed in separate counterparts, all of which shall together constitute one and the same instrument. The terms of this Memorandum may only be modified or amended by an instrument in writing, fully executed by LMM and Shippers.

IN WITNESS WHEREOF, the undersigned have each caused this Memorandum to be duly executed as of the date shown on the acknowledgments set forth below with the intention that they will be delivered and effective as of the Day and year first above written.

SHIPPERS:	LAUREL MOUNTAIN MIDSTREAM, LLC:
ATLAS ENERGY RESOURCES, LLC
ATLAS ENERGY OPERATING COMPANY, LLC	LAUREL MOUNTAIN MIDSTREAM, LLC, a Delaware limited liability company
ATLAS AMERICA, LLC
ATLAS NOBLE LLC	By:
RESOURCE ENERGY LLC	Name:
VIKING RESOURCES, LLC	Title:
ATLAS PIPELINE PARTNERS, L.P.
ATLAS PIPELINE OPERATING PARTNERSHIP, LP

By:
Name:
Title:

THE COMMONWEALTH OF PENNSYLVANIA	§
§
COUNTY OF	§

This instrument was acknowledged before me on the                  day of                 , 2009, by                 ,                  of all Shippers, on behalf of said entities.

Notary Public in and for
The State
of

My Commission Expires:

THE STATE OF OKLAHOMA	§
§
COUNTY OF TULSA	§

This instrument was acknowledged before me on the                  day of                 , 2009, by                 ,                  of LAUREL MOUNTAIN MIDSTREAM, LLC, on behalf of said limited liability company.

Notary Public in and for
The State
of

My Commission Expires:

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “H”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

CRITERIA FOR DETERMINING “A CHANGE IN THE ECONOMICS OF THE PROJECT”

***

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “I-1”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

DRILLING PLAN

[remainder of page intentionally left blank; schedule

of Drilling Plan begins on following page]

Shippers’ Drilling Plan

This Drilling Plan consists of two schedules (Microsoft Excel spreadsheets), as follows:

1.	A document entitled “Drilling Schedule 4-1-09 through 3/31/10” which is Shippers’ drilling schedule (as of May 12, 2009) showing all vertical and horizontal wells intended (as of May 12, 2009) to be spudded by Shippers on or prior to May 7, 2009 within the Area of Interest. The wells highlighted in yellow (designated as “Phillips AMI”) are subject to the exclusions set forth in Exhibit “F” to the Agreement and are not subject to the dedication contained in the Agreement and are included for informational purposes only; provided, however, that the Cowden Nos. 21H, 23H and 24H are located on Option Parcels (as defined in that certain Natural Gas Gathering and Processing Agreement effective as of November 1, 2008 by and between Atlas America, LLC (in its capacity as a producer and as transporter) and PC Exploration, Inc. with respect to which LMM has become the Transporter (as defined therein)) and hence may be available for gathering by LMM.

2.	A document entitled “Wells that need to be pipelined, located in the Deemston AMI and West Bethlehem Township, Washington County”. This document is a list of wells previously drilled within the Area of Interest that remain unconnected to the Gathering System and that Shippers would like to have LMM connect to the Gathering System for Gathering under the Agreement. Each of these wells is a vertical well completed in multiple Upper Devonian sands. Shippers are not providing specific estimated ultimate recovery or thermal content data for each of these wells; however, Shippers expect that each of these wells could produce between 30 mcf and 70 mcf per day on average, subject to applicable decline rates and specific conditions relating to each well. The two groupings of wells are each deemed a Project for purposes of the Agreement.

LMM and Shippers also agreed that the Cowden #14 well, previously drilled by Shippers in the Cowden Project area and awaiting piping, is deemed included in this Drilling Plan.

The Parties acknowledge that this Drilling Plan refers to certain wells under the heading “Shallow wells located within the PCX AMI but which are 100% Shipper wells” and that LMM’s Initial Connection Plan (Exhibit I-2) does not address such wells and that the Parties have not had sufficient opportunity to reach agreement concerning the treatment of these wells under the Agreement, and each Party reserves all of its rights and remedies under the Agreement with respect to such wells. The Parties will work to reach agreement regarding such wells at the next following regular planning meeting between the Parties.

LMM and Shippers agree that the Parties shall work to resolve any inconsistencies between this Exhibit I-1 and Exhibit I-2 or any inaccuracy in either Exhibit at the next following regular planning meeting between the Parties.

Drilling Schedule 4-1-09 through 3/31/10

5/12/09

	Program	Well Name	County	Township	Project Area	Target Formation	Vertical/ Horizontal	EUR Expectation	BTU Content	Initial Spud Date	TIL Date
1	P18B	Congelio #5	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	22-Apr-09	07/21/09
2	P18B	Consol/USX #66	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	22-Apr-09	07/21/09
3	P18B	Bobbish #4	Fayette	German	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	4-May-09	08/02/09
4	P18B	Consol/USX #59	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	4-May-09	08/02/09
5	P18B	Olexa #9	Fayette	Washiington	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	16-May-09	08/14/09
6	P18B	Lee #11	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	16-May-09	08/14/09
7	P18B	Udovich Unit #3	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	22-May-09	08/20/09
8	P18B	Yeagley #1	Fayette	North Union	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	31-May-09	08/29/09
9	P18B	Elias/Fox #1 (ARK)	Westmoreland	Hempfield	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	31-May-09	08/29/09
10	P18B	Robinson #29	Fayette	Spring Hill	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	12-Jun-09	09/10/09
11	P18B	Shoup #4	Washington	Deemston	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	12-Jun-09	09/10/09
12	P18B	Kovalic #13	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	24-Jun-09	09/22/09
13	P18B	Hammel #2	Washington	West Bethlehem	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	24-Jun-09	09/22/09
14	P18B	Kovach #24	Fayette	German	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	24-Jun-09	09/22/09
15	P18B	Jurosco #1	Fayette	German	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	30-Jun-09	09/28/09
16	P18B	Jackson Farms #29	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	5-Jul-09	10/03/09
17	P18B	Bezjak #26	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	9-Jul-09	10/07/09
18	P18B	Kovach #33	Greene	Monongahela	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	17-Jul-09	10/15/09
19	P18B	Shuglie #4	Westmoreland	Sewickley	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	21-Jul-09	10/19/09
20	P18B	Carter #11	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	21-Jul-09	10/19/09
21	P18B	Shychuk #8	Westmoreland	Sewickley	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	27-Jul-09	10/25/09
22	P18B	JLL #1	Greene	Dunkard	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	29-Jul-09	10/27/09
23	P18B	Eckerd #1	Washington	Deemston	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	2-Aug-09	10/31/09
24	P18B	Momyer #1 (Largent)	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	2-Aug-09	10/31/09
25	P18B	Carr #19	Westmoreland	Salem	Salem	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	8-Aug-09	11/06/09
26	P18B	JLL #2	Greene	Dunkard	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	13-Aug-09	11/11/09
27	P18B	Redman Unit #30	Fayette	Washiington	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	14-Aug-09	11/12/09
28	P18B	Yasenosky Unit #4	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	14-Aug-09	11/12/09
29	P18B	Wolf #27	Fayette	Spring Hill	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	20-Aug-09	11/18/09
30	P18B	Kepple #3	Westmoreland	Salem	Salem	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	25-Aug-09	11/23/09
31	P18B	Hammel #1	Washington	West Bethlehem	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	26-Aug-09	11/24/09
32	P18C	Buday #8	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	26-Aug-09	11/24/09
33	P18B	Smith #52	Westmoreland	Salem	Salem	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	1-Sep-09	11/30/09
34	P18B	Fayette Penn / W&G #42	Fayette	Spring Hill	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	6-Sep-09	12/05/09
35	P18C	Humphrey/Hanson #1 (F)	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	10-Sep-09	12/09/09
36	P18C	Hathaway #8	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	10-Sep-09	12/09/09
37	P18B	Smith #51	Westmoreland	Salem	Salem	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	13-Sep-09	12/12/09
38	P18B	Genovese #10	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	18-Sep-09	12/17/09
39	P18C	CONSOL/USX #30	Greene	Monongahela	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	22-Sep-09	12/21/09
40	P18C	Pritts #1	Fayette	Lower Tyrone	Pritts	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	22-Sep-09	12/21/09
41	P18C	Dieterle #2	Washington	West Bethlehem	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	25-Sep-09	12/24/09

	Program	Well Name	County	Township	Project Area	Target Formation	Vertical/ Horizontal	EUR Expectation	BTU Content	Initial Spud Date	TIL Date
42	P18C	Williams #1	Washington	Deemston	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	1-Oct-09	12/30/09
43	P18B	Burd #6	Fayette	Henry Clay	Henry Clay	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	3-Oct-09	01/01/10
44	P18C	Burchianti #47	Greene	Greene	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	4-Oct-09	01/02/10
45	P18C	CONSOL/USX #64	Greene	Monongahela	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	4-Oct-09	01/02/10
46	P18C	Momyer #2 (Largent)	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	7-Oct-09	01/05/10
47	P18C	Yankosky #5	Washington	Deemston	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	13-Oct-09	01/11/10
48	P18C	Redman #26	Fayette	Luzerne	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	15-Oct-09	01/13/10
49	P18C	CONSOL/USX #90	Greene	Monongahela	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	16-Oct-09	01/14/10
50	P18C	Clark Estate #1 (Flame)	Indiana	Montgomery	Clyde	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	16-Oct-09	01/14/10
51	P18C	Smouse #6	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	19-Oct-09	01/17/10
52	P18C	Piersol #7	Fayette	Perry	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	25-Oct-09	01/23/10
53	P18C	Dancho/Brown #4	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	27-Oct-09	01/25/10
54	P18C	Kovach #21	Greene	Monongahela	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	28-Oct-09	01/26/10
55	P18C	Clark Estate #2 (Flame)	Clearfield	Burnside	Clyde	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	28-Oct-09	01/26/10
56	P18C	Smouse #5	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	31-Oct-09	01/29/10
57	P18C	Brightbill #4	Fayette	Franklin	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	6-Nov-09	02/04/10
58	P18C	Dancho/Brown #5	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	8-Nov-09	02/06/10
59	P18C	Robinson/Hopton #1	Greene	Monongahela	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	9-Nov-09	02/07/10
60	P18C	Huczko #2	Indiana	West Wheatfield	Clyde	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	9-Nov-09	02/07/10
61	P18C	Serro #6	Westmoreland	Sewickley	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	12-Nov-09	02/10/10
62	P18C	Game Lands #1	Greene	Dunkard	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	18-Nov-09	02/16/10
63	P18C	Mitchell #20	Greene	Jefferson	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	21-Nov-09	02/19/10
64	P18C	Gabeletto #5	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	21-Nov-09	02/19/10
65	P18C	Burchianti #48	Greene	Greene	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	27-Nov-09	02/25/10
66	P18C	Stoken #3	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	2-Dec-09	03/02/10
67	P18C	Game Lands #2	Greene	Dunkard	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	3-Dec-09	03/03/10
68	P18C	Brewer #4	Greene	Dunkard	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	8-Dec-09	03/08/10
69	P18C	Kovalic #12	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	8-Dec-09	03/08/10
70	P18C	Shuglie #5	Westmoreland	Sewickley	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	9-Dec-09	03/09/10
71	P18C	Skovran #29	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	14-Dec-09	03/14/10
72	P18C	Gretz #1	Fayette	Upper Tyrone	Pritts	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	15-Dec-09	03/15/10
73	P18C	Vignali #2	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	20-Dec-09	03/20/10
74	P18C	Watters #14	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	20-Dec-09	03/20/10
75	P18C	Fayette Penn / W&G #44	Fayette	Springhill	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	29-Dec-09	03/29/10
76	P18C	Lauffer #7	Westmoreland	Sewickley	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	30-Dec-09	03/30/10
77	P18C	Derr #1	Fayette	Lower Tyrone	Pritts	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	6-Jan-10	04/06/10
78	P18C	Babich #3	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	10-Jan-10	04/10/10
79	P18C	Labuda #6	Westmoreland	Sewickley	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	11-Jan-10	04/11/10
80	P18C	Angelo/Star Junction #25	Fayette	Perry	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	11-Jan-10	04/11/10
81	P18C	Glendenning #1	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	11-Jan-10	04/11/10
82	P18C	Cottom #3	Fayette	Lower Tyrone	Pritts	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	18-Jan-10	04/18/10
83	P18C	Morris #10	Westmoreland	Sewickley	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	23-Jan-10	04/23/10
84	P18C	Lee #10	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	23-Jan-10	04/23/10
85	P18C	Bertovich #25	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	23-Jan-10	04/23/10
86	P18C	Pockstaller #4	Fayette	Upper Tyrone	Pritts	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	30-Jan-10	04/30/10
87	P18C	Babich #4	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	31-Jan-10	05/01/10
88	P18C	Nemec #1 (Largent)	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	4-Feb-10	05/05/10
89	P18C	Keslar #10	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	4-Feb-10	05/05/10
90	P18C	Pollick #4	Fayette	Menallen	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	4-Feb-10	05/05/10

	Program	Well Name	County	Township	Project Area	Target Formation	Vertical/ Horizontal	EUR Expectation	BTU Content	Initial Spud Date	TIL Date
91	P18C	Robinson #32	Fayette	Spring Hill	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	11-Feb-10	05/12/10
92	P18C	Rush #18	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	12-Feb-10	05/13/10
93	P18C	Filiaggi #6	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	16-Feb-10	05/17/10
94	P18C	Blankenship #1	Indiana	West Wheatfield	Clyde	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	16-Feb-10	05/17/10
95	P18C	Fairbanks R&G Club #3	Fayette	Menallen	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	16-Feb-10	05/17/10
96	P18C	Gretz #2	Fayette	Upper Tyrone	Pritts	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	23-Feb-10	05/24/10
97	P18C	Rush #19	Greene	Jefferson	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	24-Feb-10	05/25/10
98	P18C	Kepple #5	Westmoreland	Salem	Salem	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	28-Feb-10	05/29/10
99	P18C	Blankenship #2	Indiana	West Wheatfield	Clyde	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	28-Feb-10	05/29/10
100	P18C	Burchianti #53	Greene	Greene	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	28-Feb-10	05/29/10
101	P18C	Watters #16	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	7-Mar-10	06/05/10
102	P18C	Elias #10	Westmoreland	South Huntingdon	Herminie	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	8-Mar-10	06/06/10
103	P18C	Fairbanks R&G Club #6	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	12-Mar-10	06/10/10
104	P18C	Rau #1	Indiana	West Wheatfield	Clyde	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	12-Mar-10	06/10/10
105	P18C	Behanna #7	Fayette	Jefferson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	12-Mar-10	06/10/10
106	P18C	Kirchner #3	Fayette	German	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	19-Mar-10	06/17/10
107	P18C	Burnside #8	Fayette	Washington	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	20-Mar-10	06/18/10
108	P18C	Labash/Myers #10	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	24-Mar-10	06/22/10
109	P18C	Martin #38	Fayette	German	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	24-Mar-10	06/22/10
110	P18C	Jackson Farms #33	Fayette	Redstone	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	31-Mar-10	06/29/10
111	P18C	Clarke #14	Fayette	Dunbar	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	1-Apr-10	06/30/10
112	P18C	Bezjak #25	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	5-Apr-10	07/04/10
113	P18C	Groves #8	Greene	Cumberland	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	13-Apr-10	07/12/10
114	P18C	Bezjak #27	Fayette	Nicholson	Fayette Core	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	17-Apr-10	07/16/10
115	P18C	Peduti #1	Washington	Deemston	Phillips AMI	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	25-Apr-10	07/24/10
116	P18C	Springer #19	Greene	Jefferson	East Greene	Marcellus/Huntersville	Vertical	1.5BCF	1,027 mmbtu	7-May-10	08/05/10
1	P18B	Kovach #34H	Fayette	German	Fayette Core	Marcellus	Horizontal	?	1,027 mmbtu	6-Jun-09	09/04/09
2	P18C	Jackson Farms #36H	Fayette	Redstone	Fayette Core	Marcellus	Horizontal	?	1,027 mmbtu	20-Jun-09	09/18/09
3	P18C	Carter #12H	Greene	Cumberland	East Greene	Marcellus	Horizontal	?	1,027 mmbtu	10-Jul-09	10/08/09
4	P18C	Shychuk #7H	Westmoreland	Sewickly	Herminie	Marcellus	Horizontal	?	1,027 mmbtu	20-Jul-09	10/18/09
5	P18C	Kepple #4H	Westmoreland	Salem	Salem	Marcellus	Horizontal	?	1,027 mmbtu	15-Aug-09	11/13/09
6	P18C	Kirchner #2H	Fayette	German	Fayette Core	Marcellus	Horizontal	?	1,027 mmbtu	1-Sep-09	11/30/09
7	P18C	Kirchner #4H	Fayette	German	Fayette Core	Marcellus	Horizontal	?	1,027 mmbtu	11-Sep-09	12/10/09
8	P18C	Jackson Farms #31H	Fayette	Redstone	Fayette Core	Marcellus	Horizontal	?	1,027 mmbtu	10-Oct-09	01/08/10
9	P18C	Jackson Farms #32H	Fayette	Redstone	Fayette Core	Marcellus	Horizontal	?	1,027 mmbtu	20-Oct-09	01/18/10
10	P18C	Game Lands #1H	Greene	Dunkard	East Greene	Marcellus	Horizontal	?	1,027 mmbtu	30-Oct-09	01/28/10
11	P18C	Burchianti #45H	Greene	Greene	East Greene	Marcellus	Horizontal	?	1,027 mmbtu	12-Nov-09	02/10/10
12	P18C	Burchianti #46H	Greene	Greene	East Greene	Marcellus	Horizontal	?	1,027 mmbtu	26-Nov-09	02/24/10
13	P18C	Burchianti #54H	Greene	Greene	East Greene	Marcellus	Horizontal	?	1,027 mmbtu	10-Dec-09	03/10/10
14	P18C	Burchianti #55H	Greene	Greene	East Greene	Marcellus	Horizontal	?	1,027 mmbtu	23-Dec-09	03/23/10
1	P18B	Cowden #21H	Washington	Cecil	Cowden	Marcellus	Horizontal	2.5BCFE	1,350 mmbtu	1-Sep-09	11/30/09
2	P18B	Cowden #23H	Washington	Cecil	Cowden	Marcellus	Horizontal	2.5BCFE	1,350 mmbtu	22-Sep-09	12/21/09
3	P18B	Cowden #24H	Washington	Cecil	Cowden	Marcellus	Horizontal	2.5BCFE	1,350 mmbtu	13-Oct-09	01/11/10
	Denotes	Phillips AMI

Wells that need to be pipelined, located in the Deemston AMI and West Bethlehem Township, Washington County and in Eastern Greene County, PA

Shallow wells located within the PCX AMI but which are 100% Shipper wells

Ruscitto #1

Ruscitto #2

Ruscitto #9

Ruscitto #14

Sargent #1

Sargent #3

Sargent #4

Sargent #5

Watkins #1

West Bethlehem Township Wells

Cowden #55

Stopka #1

Stopka #2

Stopka #3

Stopka #4

Fellin #1

Fellin #2

Stopko #5

Stopko #6

Stopko #7

Stopko #8

Earnest #1

Earnest #2

Miller #75

Girdish #4

Eastern Greene Wells

Glidden #1

Glidden #2

Glidden #3

GAS GATHERING AGREEMENT (EXPANSION SYSTEM)

EXHIBIT “I-2”

to the

GAS GATHERING AGREEMENT

For Natural Gas on the

Expansion Gathering System

DATED AS OF JUNE 1, 2009

between

LAUREL MOUNTAIN MIDSTREAM, LLC

and

ATLAS AMERICA, LLC

ATLAS ENERGY RESOURCES, LLC

ATLAS ENERGY OPERATING COMPANY, LLC

ATLAS NOBLE LLC

RESOURCE ENERGY LLC

VIKING RESOURCES, LLC

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE OPERATING PARTNERSHIP, LP

INITIAL CONNECTION PLAN

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of Initial Connection Plan begins on following page]

LMM’s Initial Connection Plan

NOTES:

a. This Initial Connection Plan responds to that Drilling Schedule 04-01-09 through 03-31-10, dated May 12, 2009, provided by Shipper and attached to the Gathering Agreement as Exhibit I-1. The wells highlighted in yellow on that Schedule and designated as “Phillips AMI” are subject to the exclusion set forth in Exhibit “F” to the Agreement, and are not subject to the dedication contained in the Agreement, and thus LMM has no obligation to connect. While there may be reference to such wells in this Initial Connection Plan, such are included for informational purposes only in keeping with the initial Drilling Plan of Shipper.

b. The Parties acknowledge that the Drilling Plan (Exhibit I-1) refers to certain wells under the heading “Shallow wells located within the PCX AMI but which are 100% Shipper wells,” but that this Initial Connection Plan does not address such wells, and that the Parties have not had sufficient opportunity to reach agreement concerning the treatment of these wells under the Agreement, and each Party reserve all of its rights and remedies under the Agreement with respect to such wells. It is intended that the Parties will work to reach agreement regarding the treament of those wells at the next following regular planning meeting between the Parties.

c. LMM and Shippers agree that the Parties shall work to resolve any inconsistencies between this Exhibit I-1 and Exhibit I-2 or any inaccuracy in either Exhibit at the next following regular planning meeting between the Parties.

LMM Well Connection Schedule — corresponds to ATN Drilling Schedule dated 5/12/09

Drilling Area	Wells Gathered	Project Name	Size	Length	Subject to Indemnity	In-Service Quarter
Eastern Greene	JLL #1 & #2	Mikalik to JLL	6	4,000	Y	2Q’09
Eastern Greene	Gamelands #1, #1H & #2	JLL to Gamelands	6	4,000	Y	4Q’09
Eastern Greene	Gather shallow wells: Glidden #1, Glidden #2, Glidden #3	Yost to Glidden	6	3,000	Y	2Q’09
Eastern Greene	Burchianti #47, 48, 45H, 46H, 53	Kovach to Burchianti	8	3,000	N	3Q’09
Eastern Greene	Burchianti #54H, 55H	Sterbutzel to Burchianti	8	5,000	N	3Q’09
Eastern Greene	Kovach #33	Gapen to Kovach	6	12,000	Y	2Q’09
Eastern Greene	Filliagi #6	Sterbutzel to Filliagi	6	4,000	Y	4Q’09
Eastern Greene	Consol USX #30 & #64	Consol Extension	6	5,000	Y	3Q’09
Eastern Greene	Hathaway #8	Hathaway Extension	6	4,000	Y	3Q’09
Eastern Greene — wells not requiring extension of LMM facilities:	Consol/USX #66, 59, 90, Kovach #21, Udovich #3, Groves #8, Springer #19, Mitchell #20, Glendenning #1, Martin #38, Rush #18, 19, Brewer #4, Robinson/Hopton #1, Carter 11 & 12H, Watters #14, 16, Buday #8,
Clyde	Rau #1, Blankenship #1 & #2	Huczko to Blankenship	8	1,000	N	1Q’10
Clyde — wells not requiring extension of LMM facilities:	Huczko #2
Clyde North	Clark Estate #2	Clark to TW Phillips	6	2,500	Y	3Q’09
Clyde North	Clark Estate #1	Clark to Dominion Suction	6	500	Y	3Q’09
Clyde North — wells not requiring extension of LMM facilities:	None

LMM Well Connection Schedule — corresponds to ATN Drilling Schedule dated 5/12/09

Drilling Area	Wells Gathered	Project Name	Size	Length	Subject to Indemnity	In-Service Quarter
	Gathers existing shallow wells:	Cowden to Stopko	4	12,800	Y	3Q’09
Cokeburg	Girdish #4, Fellin #1, Fellin #2, R.Stopko #5, R.Stopko #6, R.Stopko #7, R. Stopko #8, Stopka #1, Stopka #2, Stopka #3, Stopka #4, Earnest #1, Earnest #2, Cowden #55, Miller #75
Cokeburg — wells not requiring extension of LMM facilities:
Henry Clay	Burd #6	Burd to Smith	8	11,000	N	3Q’09
Henry Clay — wells not requiring extension of LMM facilities:	None
Herminie	Shuglie #4 & 5	Hufford to Shuglie	6	6,000	Y	2Q’09
Herminie	Elias/Fox Unit #1	Greenawalt to Fox	6	15,000	Y	2Q’09
Herminie	Matty / Momyer #1, 2	Doney to Momyer	6 PI	5,000	Y	3Q’09
Herminie	Skychuk #8, #7H	Skychuk Extension	6	2,500	Y	3Q’09
Herminie	Elias #10	Momyer to Elias	6” PI	3,500	Y	4Q’09
Herminie — wells not requiring extension of LMM facilities:	Smouse #5, 6, Serro #3, 6, Lauffer #7, Labuda # 6, Babich #3, 4, Nemec #1, Morris #10
Fayette Core	Bobbish #4	Christopher to Bobbish	4	2,000	Y	2Q’09
Fayette Core	Redman Unit #30	Blower to Redman	4	2,300	Y	2Q’09
Fayette Core	Pollick #4, Fairbanks R&G Club #3 & #6	Kovach to Fairbanks R&G Club	8	18,000	N	1Q’10
Fayette Core	Labash Myers #10	Jackson Farms to Labash Myers	6	4,000	Y	1Q’10

LMM Well Connection Schedule — corresponds to ATN Drilling Schedule dated 5/12/09

Drilling Area	Wells Gathered	Project Name	Size	Length	Subject to Indemnity	In-Service Quarter
Fayette Core	Behanna #7	Coyote Creek to Behanna	4	3,000	Y	1Q’10
Fayette Core	Piersol #7	Piersol to Lindsey	6	3,000	Y	4Q’09
Fayette Core	Brightbill #4	Brightbill to Howser	6	4,000	Y	4Q’09
Fayette Core	Fayette Penn / W&G #42 & Fayette Penn / W&G #44	Rich Farms to Fay Penn	6	6,000	Y	3Q’09
Fayette Core	Jurosco #1	Wingrove to Jurosco	6	3,200	Y	2Q’09
Fayette Core	Vignali #2	Yasenosky to Vignali	4	2,000	Y	4Q’09
Fayette Core	Humphrey / Hanson #1	Bezjak to Humphrey/Hanson	6	8,000	Y	3Q’09
Fayette Core — wells not requiring extension of LMM facilities:	Congelio #5, Olexa #9, Genovese #10, Kovalic #12, Kovalic #13, Wolf #27, Kovach #24, 34H, Gabeletto #5, Angelo/Star Junction #25, Lee #10, 11, Keslar #10, Yeagley #1, Bezjak #25,26,27, Redman #26, Dancho/Brown #4, 5, Skrovan #29, Burnside #8, Clarke #14, Jackson Farms #29, 33, 36H, 31H, 32H, Bertovich #25, Yasenosky #4, Stoken #3, Kirchner #2H, 3, 4H, Robinson #29, 32

LMM Well Connection Schedule — corresponds to ATN Drilling Schedule dated 5/12/09

Drilling Area	Wells Gathered	Project Name	Size	Length	Subject to Indemnity	In-Service Quarter
Pritts	Pritts #1 & Pockstaller #4	Gretz to Pritts	10	2,200	N	2Q’09
		Gretz to Pritts (line 2)	6	6,500	Y	2Q’09
Pritts	Derr #1, Cottom #3	Pritts to Derr	6	5,500	Y	1Q’10
Pritts	Nicholson #26 & #27	Nicholson Lumber to Pritts	8	50,000	N	4Q’09
Pritts	Gretz #1, Gretz #2 (18C)	Pockstaller to Gretz	6	3,000	Y	1Q’10
Pritts- wells not requiring extension of LMM facilities:	None
Salem	Carr #19	Smith to Carr	8	10,000	N	2Q’09
		Smith to Carr (line 2)	6	2,000	Y
Salem	Kepple #3, #4H & #5	Smith to Kepple	8	4,000	N	3Q’09
Salem — Wells not requiring extension of LMM facilities:	Smith #51, Smith #52
Cowden	Cowden #14 (carryover — not on schedule)	Carns to Zimmerman	8” PI	3,000	N	2Q’09
Cowden	Cowden 21H, 23H, 24H	Mainline / Comp Station to Markwest (scope yet TBD)	TBD	TBD	N	3Q’09
Cowden — wells not requiring extension of LMM facilities:	None
Deemston — 18B & 18C wells within ATN / PCX AMI area in eastern Washington County:	Dieterle #2, Hammel #1, Hammel #2, Shoup #4, Eckerd #1, Peduti #1